Exhibit 10.20

EXECUTION

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Between:
STERLING NATIONAL BANK, as Buyer
and
M/I FINANCIAL, LLC, as Seller

Dated as of October 30, 2017

TABLE OF CONTENTS
Page

SECTION 1.	APPLICABILITY; INCORPORATION OF CUSTOMER GUIDE......................1

SECTION 2.	DEFINITIONS.......................................................................................................1

SECTION 3.	INITIATION; TERMINATION.............................................................................2

SECTION 4.	MARGIN AMOUNT MAINTENANCE...............................................................5

SECTION 5.	COLLECTIONS; INCOME PAYMENTS.............................................................6

SECTION 6.	REQUIREMENTS OF LAW..................................................................................7

SECTION 7.	TAXES...................................................................................................................8

SECTION 8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT......................................................................................................................9

SECTION 9.	PAYMENT, TRANSFER; ACCOUNTS AND CUSTODY.................................10

SECTION 10.	DELIVERY OF DOCUMENTS...........................................................................11

SECTION 11.	REPRESENTATIONS..........................................................................................11

SECTION 12.	COVENANTS......................................................................................................16

SECTION 13.	EVENTS OF DEFAULT......................................................................................20

SECTION 14.	REMEDIES..........................................................................................................21

SECTION 15.	INDEMNIFICATION AND EXPENSES; RECOURSE.....................................23

SECTION 16.	SERVICING.........................................................................................................24

SECTION 17.	DUE DILIGENCE...............................................................................................26

SECTION 18.	ASSIGNABILITY................................................................................................27

SECTION 19.	TRANSFER AND MAINTENANCE OF REGISTER........................................27

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SECTION 20.	HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS.28

SECTION 21.	RESERVED..........................................................................................................28

SECTION 22.	SET‑OFF..............................................................................................................28

SECTION 23.	TERMINABILITY...............................................................................................28

SECTION 24.	NOTICES AND OTHER COMMUNICATIONS................................................29

SECTION 25.	USE OF THE WAREHOUSE ELECTRONIC SYSTEM AND OTHER ELECTRONIC MEDIA.......................................................................................29

SECTION 26.	ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT...............30

SECTION 27.	GOVERNING LAW.............................................................................................31

SECTION 28.	SUBMISSION TO JURISDICTION; WAIVERS................................................31

SECTION 29.	NO WAIVERS, ETC............................................................................................32

SECTION 30.	NETTING.............................................................................................................32

SECTION 31.	CONFIDENTIALITY...........................................................................................32

SECTION 32.	INTENT................................................................................................................33

SECTION 33.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS..........34

SECTION 34.	MISCELLANEOUS.............................................................................................34

SECTION 35.	GENERAL INTERPRETIVE PRINCIPLES.......................................................35

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EXHIBITS
SCHEDULE 1    Schedule of Defined Terms
SCHEDULE 2    Schedule of Facility Information
SCHEDULE 3    Schedule of Representations and Warranties

EXHIBIT A    [Reserved]
EXHIBIT B    [Reserved]
EXHIBIT C    Form of Servicer Notice
EXHIBIT D    Form of Bailee Letter
EXHIBIT E    Form of Power of Attorney
EXHIBIT F    Form of Seller’s Compliance Certificate

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SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This is a SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of October 30, 2017, between M/I FINANCIAL, LLC, an Ohio limited liability company (the “Seller”), and STERLING NATIONAL BANK, a national banking association (the “Buyer”).
The Buyer and the Seller previously entered into an Amended and Restated Master Repurchase Agreement, dated as of November 3, 2015 (the “Existing Repurchase Agreement”).
The parties hereto have requested that the Existing Repurchase Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follow:

SECTION 1.	APPLICABILITY; INCORPORATION OF CUSTOMER GUIDE
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis on the Repurchase Date, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing. This Agreement constitutes a commitment by Buyer to enter into Transactions under the Agreement. The parties acknowledge that Buyer has committed to enter into Transactions with Seller on a committed basis, subject to satisfaction of all terms and conditions of the Agreement.
The Customer Guide is one of the Program Documents as defined below. Such Customer Guide is incorporated by reference into this Agreement and each Seller Party agrees to adhere to all terms, conditions and requirements of the Customer Guide. Buyer may amend the Customer Guide from time to time as more particularly described in Section 34(e). In the event of a conflict or inconsistency between this Agreement and the Customer Guide, the terms of this Agreement shall govern unless subsequently amended by amendments to the Customer Guide. Each Seller Party’s execution and delivery of this Agreement constitutes such Seller Party’s acknowledgment of receipt of the Customer Guide and such Seller Party’s agreement to the terms and conditions set forth therein and herein with respect thereto.

SECTION 2.	DEFINITIONS
As used herein, the defined terms set forth on Schedule 1 hereto shall have the meanings set forth therein (all terms defined therein or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Additionally, the following terms shall have the meanings defined in the Uniform Commercial Code: accounts, chattel paper (including electronic chattel paper), goods (including inventory and equipment and any accessions thereto), instruments (including promissory notes), documents, investment property, general intangibles (including payment intangibles and software), and supporting obligations, products and proceeds.

SECTION 3.	INITIATION; TERMINATION
(a)    Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance, in each case, unless otherwise waived by Buyer:
(i)    The following Program Documents, duly executed and delivered to Buyer:
(A)    Agreement. This Agreement, duly executed by the parties thereto.
(B)    Electronic Tracking Agreement. For all Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto, in full force and effect, free of any modification, breach or waiver.
(C)    Application. A duly completed Application, executed and delivered by Seller to Buyer.
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    [Reserved].
(v)    [Reserved].
(vi)    Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC‑1.
(vii)    Insurance. Evidence that Seller obtained the insurance policies required by Section 12 (l) hereof, and evidence that Buyer has been named as a loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.
(viii)    Fees. Payment of any Warehouse Fees and other costs and expenses due to Buyer hereunder.
(ix)    Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)    Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

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(i)    Due Diligence Review. Without limiting the generality of Section 17 of the Agreement, Buyer shall have completed, to its satisfaction, its preliminary due diligence review of the related Mortgage Loans and the Seller Parties.
(ii)    No Default. No Default or Event of Default shall have occurred and be continuing under the Program Documents.
(iii)    Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller Party in Section 11 of the Agreement, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(iv)    Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price paid by Buyer for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Price.
(v)    No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Mortgage Loans exceeds the aggregate Repurchase Price for such Transactions.
(vi)    Transaction Request. On or prior to the times set forth in the Customer Guide, on the related Purchase Date, Seller shall have delivered to Buyer a Transaction Request via the Warehouse Electronic System, and the pre-funding documents specified in the Customer Guide.
(vii)    Delivery of Wet File and Mortgage File. Seller shall have delivered to Buyer (A) with respect to each Purchased Mortgage Loan which is not a Wet Loan by the time set forth in the Customer Guide on the Purchase Date, the Mortgage File and (B) with respect to each Wet Loan, (y) by the time set forth in the Customer Guide on the Purchase Date, the Wet File, and (z) on or prior to the Wet Delivery Deadline, the Mortgage File.
(viii)    MERS. Evidence that Buyer has been registered as the “warehouse lender” on the MERS System.
(ix)    Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Sections 9 and 15(b) which amounts, at Buyer’s option, may be, with prior notice to Seller, withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder; and
(x)    No Material Adverse Change. None of the following shall have occurred and be continuing:
(A)    an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

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(B)    an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(C)    there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;
(D)    there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.
(xi)    Qualified Mortgage. A schedule identifying each Mortgage Loan subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage.
Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (ix) and (x) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).
(c)    Initiation.
(i)    Seller shall deliver a Transaction Request through the Warehouse Electronic System to Buyer as specified in the Customer Guide prior to entering into any Transaction. Such Transaction Request shall include all information required by Buyer pursuant to the Customer Guide. Following receipt of such request, Buyer may agree to enter into such requested Transaction, in which case it will fund the Purchase Price therefor as contemplated in this Agreement. Buyer’s funding the Purchase Price of the Transaction and Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction.
(ii)    The information entered into the Warehouse Electronic System with respect to any Transaction, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the Purchase Date of the Transaction; provided that Buyer’s failure to enter the information into the Warehouse Electronic System shall not affect the obligations of Seller under any Transaction. An objection sent by Seller must state specifically that such writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Purchase Date for the Transaction. Notwithstanding the foregoing, to the extent that Seller accepts funding of the Transaction, Seller shall be deemed to have consented to the terms of the Transaction as set forth in the Warehouse Electronic System.
(iii)    The Repurchase Date for each Transaction shall not be later than the Termination Date.

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(iv)    Subject to the terms and conditions of this Agreement, during such period Seller may sell, repurchase and resell Eligible Mortgage Loans hereunder.
(v)    The delivery times and requirements for the Mortgage Loan File as well as the timing and operations for the remittance of Purchase Price shall all be as set forth in the Customer Guide.
(d)    Repurchase; Purchase by an Approved Investor
(i)    Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date. Such repurchase may occur simultaneously with a sale of the Purchased Mortgage Loan to an Approved Investor. The Repurchase Price payable for the repurchase of any such Purchased Mortgage Loan shall be reduced as provided in Section 5(c). The timing and requirements for repurchase or sale of a Purchase Mortgage Loan shall be set forth in the Customer Guide.
(ii)    On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price as described in the Customer Guide. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Payment Date except as otherwise provided herein).

SECTION 4.	MARGIN AMOUNT MAINTENANCE
(a)    Buyer shall determine the Asset Value of each Purchased Mortgage Loan at such intervals as determined by Buyer in its sole good faith discretion.
(b)    If at any time the Asset Value of any Purchased Mortgage Loans subject to a Transaction is less than the Purchase Price for such Transaction (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash so that the Asset Value of the Purchased Mortgage Loan will thereupon equal or exceed the Purchase Price for such Transaction.
(c)    Notice delivered pursuant to Section 4(b) may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).
(d)    The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

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(e)    Any cash transferred to Buyer pursuant to Section 4(b) above shall be credited to the Repurchase Price of the related Transactions.

SECTION 5.	COLLECTIONS; INCOME PAYMENTS
(a)    Upon request of Buyer, Seller shall establish and maintain a segregated time or demand deposit account for the benefit of Buyer (the “Custodial Account”) with Buyer and shall deposit into the Custodial Account, within two (2) Business Days of receipt, all Income received with respect to each Mortgage Loan sold hereunder. Seller shall cause all applicable Subservicers to remit all Income received by them with respect to each such Mortgage Loan directly to the Custodial Account on the remittance date specified in the related servicing agreement (but in no event less frequently than monthly). Under no circumstances shall Seller deposit any of its own funds into the Custodial Account or otherwise commingle its own funds with funds belonging to Buyer as owner of any Mortgage Loans. Seller shall name the Custodial Account “M/I Financial LLC, in trust for and for the benefit of Sterling National Bank.”
(b)    All Income received with respect to a Mortgage Loan purchased hereunder, whether or not deposited in the Custodial Account, shall be held in trust for the exclusive benefit of Buyer as the owner of such Mortgage Loan and shall be released only as follows:
(i)    after the Repurchase Price for such Mortgage Loan has been paid in full to Buyer, all amounts previously deposited in the Custodial Account with respect to such Mortgage Loan and then in the Custodial Account shall be:
(A)    applied to any Obligations due and payable;
(B)    to the extent that there exists no Default, released by Buyer to Seller;
(ii)    if a Successor Servicer is appointed by Buyer, all amounts deposited in the Custodial Account with respect to Mortgage Loans to be so serviced shall be transferred into an account established by the Successor Servicer pursuant to its agreement with Buyer;
(iii)    upon the occurrence and during the continuance of an Event of Default hereunder, all funds then held in the Custodial Account with respect to Mortgage Loans shall only be released by Buyer in its sole good faith discretion; and
(iv)    funds may, in Buyer’s sole good faith discretion, be remitted to Buyer to cure any Margin Deficit.
(c)    On each Payment Date Seller shall remit to Buyer (or Buyer shall withdraw) a portion of the funds held in the Custodial Account with respect to a Mortgage Loan for which the Repurchase Date has not yet occurred equal to the accrued and unpaid Price Differential for such Mortgage Loan. Such remittances shall be by wire transfer in accordance with wire transfer instructions previously given to Seller by Buyer.
(d)    Seller authorizes Buyer to withdraw the remittance amount as set forth in Section 5(c) above each month from any of Seller’s accounts as more particularly set forth in the Customer Guide.

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(e)    Seller shall not change the identity or location of the Custodial Account. Seller shall from time to time, at its own cost and expense, execute such directions to Buyer, and other papers, documents or instruments as may be reasonably requested by Buyer.
(f)    If Buyer so requests, Seller shall promptly notify Buyer of each deposit in the Custodial Account, and each withdrawal from the Custodial Account, made by it with respect to Mortgage Loans owned by Buyer and serviced by Seller. Seller shall also promptly deliver to Buyer photocopies of all periodic bank statements and other records relating to the Custodial Account as Buyer may from time to time request.
(g)    The amount required to be paid or remitted by Seller to Buyer, not made when due (subject to any applicable grace periods) shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Post-Default Rate or the maximum rate of interest permitted by law. If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Post-Default Rate.

SECTION 6.	REQUIREMENTS OF LAW
(a)    If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by laws or other organizational or governing documents) including those regarding capital adequacy, or any change in the interpretation or application of any Requirement of Law thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;
(iii)    shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material in its sole good faith discretion, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, or shall have the effect of reducing Buyer’s rate of return then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable on an after-tax basis.
(b)    If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

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SECTION 7.	TAXES.
(a)    Any and all payments by any Seller Party under or in respect of this Agreement or any other Program Documents to which such Seller Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If a Seller Party shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Documents to Buyer, (i) such Seller Party shall make all such deductions and withholdings in respect of Taxes, (ii) such Seller Party shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by such Seller Party shall be increased as may be necessary so that after such Seller Party has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall Net Income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Documents (in which case such Taxes will be treated as Non-Excluded Taxes).
(b)    In addition, each Seller Party hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Document (collectively, “Other Taxes”).
(c)    Each Seller Party hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by each Seller Party provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by a Seller Party under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.
(d)    Within thirty (30) days after the date of any payment of Taxes, a Seller Party (or any Person making such payment on behalf of such Seller Party) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.
(e)    Each Buyer (including for avoidance of doubt any permitted assignee, successor or participant) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller Party a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all attachments.

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(f)    For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, and (ii) if such form, certificate or other document otherwise is not required under subsection (e) of this Section 7), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.
(g)    Without prejudice to the survival of any other agreement of any Seller Party hereunder, the agreements and obligations of each Seller Party contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
(h)    Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans and the Purchased Mortgage Loans as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

SECTION 8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)    Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule and the Repurchase Assets. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans as are specified on a Mortgage Loan Schedule and/or Transaction Request and/or in the Warehouse Electronic System; the Records related to the Purchased Mortgage Loans; the Program Documents (to the extent such Program Documents and Seller’s right thereunder relate to the Purchased Mortgage Loans); any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property; any Takeout Commitments relating to any Purchased Mortgage Loan; any Closing Protection Letter, escrow letter or settlement agreement relating to any Purchased Mortgage Loan; any Servicing Rights relating to any Purchased Mortgage Loan; all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance; any Income relating to any Purchased Mortgage Loan; the Custodial Account; the Inbound Account; the Haircut Account; any Hedge Agreements relating to any Purchased Mortgage Loan; and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan; and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”).
Seller acknowledges that it has no rights to service the Purchased Mortgage Loan. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing

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Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.
Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets and the Servicing Rights as Buyer, at its option, may deem appropriate in its sole good faith discretion. Seller shall pay the out-of-pocket searching and filing costs incurred by Buyer and its counsel for any financing statement or statements prepared or searched pursuant to, and in accordance with, this Agreement.
(b)    Buyer’s Appointment as Attorney in Fact. Seller agrees to execute a Power of Attorney, the form of Exhibit E hereto, to be delivered on the date hereof.

SECTION 9.	PAYMENT, TRANSFER; ACCOUNTS AND CUSTODY
(a)    Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at the account maintained by Buyer on the date on which such payment shall become due, all as more particularly described in the Customer Guide.
(b)    Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price. With respect to the Purchased Mortgage Loans being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related Repurchase Assets. All transfers of cash and assets shall be made in accordance with the Customer Guide.
(c)    Operating Account; Inbound Account; Haircut Account. Seller shall establish and maintain with Buyer an Operating Account, an Inbound Account and a Haircut Account (the “Warehouse Accounts”), each identified on the Schedule of Facility Information, in the form of a non-interest bearing deposit account. Buyer shall have exclusive withdrawal rights from the Inbound Account and the Haircut Account, and shall have non-exclusive withdrawal rights from the Operating Account. Funds deposited in and withdrawn from the Warehouse Accounts may be transferred as set forth in the Customer Guide. All amounts on deposit in the Warehouse Accounts shall be held as cash margin and collateral for all Obligations under this Agreement. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists and with prior notice to Seller, Buyer shall be entitled to use any or all of the amounts on deposit in the Warehouse Accounts to cure such circumstance or otherwise exercise remedies available to Buyer.
(d)    Maintenance of Balances. If Seller shall fail to maintain with Buyer during any calendar quarter non-interest bearing deposits in the Operating Account, Inbound Account and Haircut Account in the aggregate, after charges to compensate Buyer for services rendered to Seller, equal to at least the Minimum Balance Requirement, Seller shall pay to Buyer a fee equal to the amount of such deficit multiplied by a rate per annum equal to the Pricing Rate plus 2%.

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(e)    Fees. Seller shall pay in immediately available funds to Buyer all fees, including without limitation, the Warehouse Fees, as and when required hereunder. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Without limiting the generality of the foregoing or any other provision of this Agreement, with prior notice to Seller, Buyer may withdraw and retain from the Operating Account any Warehouse Fees due and owing to Buyer.

SECTION 10.	DELIVERY OF DOCUMENTS
(a)    Custody of Mortgage Files. In connection with the sale, transfer, conveyance and assignment of Purchased Mortgage Loans, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee the Mortgage File or Wet File, as applicable for the related Purchased Mortgage Loans all as more particularly described in the Customer Guide.
Seller shall be solely responsible for providing each and every document required for each Mortgage File to Buyer or its designee in a timely manner and for completing or correcting any missing, incomplete or inconsistent documents, and Buyer shall not be responsible or liable for taking any such action, causing Seller or any other person or entity to do so or notifying any Person that any such action has or has not been taken.
(b)    Release of Mortgage Files. All releases and deliveries of Mortgage Files by Buyer shall be governed by the provisions of the Customer Guide. All Mortgage Files or documents from Mortgage Files released by Buyer to Seller, pursuant to this Section shall be held by Seller in trust for the benefit of Buyer.

SECTION 11.	REPRESENTATIONS
(1)    Each Seller Party, jointly and severally, represents and warrants to Buyer that as of the Purchase Date for any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents are in full force and effect and/or any Transaction hereunder is outstanding:
(a)    Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).
(b)    No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement.
(c)    Financial Statements. The Financial Reporting Party has heretofore furnished to Buyer a copy, certified by its president or chief financial officer, of its (a) Financial Statements for the Financial Reporting Group for the fiscal year ended the Annual Financial Statement Date, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA and (b) Financial Statements for the Financial Reporting Group for such monthly period(s), of the Financial Reporting Group up until Monthly Financial Statement Date, setting forth in each case in comparative form the figures for the previous year. All such Financial Statements are complete and correct and fairly present, in all material respects, the consolidated and consolidating financial condition of the Financial Reporting Group and the consolidated and consolidating results of its operations as at such dates and for such monthly periods, all in accordance with GAAP. Each Guarantor that is an individual person,

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if any, has heretofore furnished to Buyer a copy of its annual personal financial statement as of the Personal Financial Statement Date and such Guarantor’s annual tax return for the year ended the Personal Financial Statement Date. Since the Annual Financial Statement Date, there has been no material adverse change in the consolidated business, operations or financial condition of the Financial Reporting Group taken as a whole from that set forth in said Financial Statements nor is any Seller Party aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. The Financial Reporting Party does not have, on the Annual Financial Statement Date, any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long‑term leases or unusual forward or long‑term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Financial Reporting Party except as heretofore disclosed to Buyer in writing.
(d)    Organization, Etc. Each Seller Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller Party (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.
(e)    Authorization, Compliance, Approvals. The execution and delivery of, and the performance by each Seller Party of its obligations under, the Program Documents to which it is a party (a) are within such Seller Party’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable Requirement of Law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which such Seller Party or any of its Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Program Document, result in the creation or imposition of any Lien upon any of the property or assets of such Seller Party or any of its Subsidiaries. No Seller Party is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein.
(f)    Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller Party or any Subsidiary or affecting any of the Repurchase Assets or any of the other properties of any Seller Party before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) except as disclosed to Buyer, makes a claim or claims in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations or (v) relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

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(g)    Purchased Mortgage Loans.
(i)    Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to Buyer, Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Permitted Liens and Liens to be released simultaneously with the sale to Buyer hereunder.
(ii)    The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid first priority security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.
(h)    Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Seller to Buyer. On the Effective Date, Seller’s chief executive office is, and has been, located as specified on the signature page hereto. Seller’s jurisdiction of organization, type of organization and organizational identification number is as set forth on the Schedule of Facility Information. The Guarantor’s (if any) jurisdiction of organization type of organization and organizational identification number is as set forth on the Schedule of Facility Information.
(i)    Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes, computer systems and storage media and records related to the Repurchase Assets is its chief executive office.
(j)    Enforceability. This Agreement and all of the other Program Documents executed and delivered by each Seller Party in connection herewith are legal, valid and binding obligations of Seller Party and are enforceable against Seller Party in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Laws affecting creditors rights generally and (ii) general principles of equity.
(k)    No Default. No Default or Event of Default has occurred and is continuing.
(l)    Reserved.
(m)    Scheduled Indebtedness. All Indebtedness which is presently in effect and/or outstanding as of June 30, 2017 is listed on Schedule 4 hereto, and no defaults or events of default exist thereunder.
(n)    Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of each Seller Party to Buyer in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Program Documents included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.
(o)    Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

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(p)    Investment Company. No Seller Party nor any Subsidiary of any Seller Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
(q)    Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Program Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller Party is contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.
(r)    ERISA. From the fifth fiscal year preceding the current year through the termination of this Agreement (the “Reporting Period”), with respect to any pension or benefit plan maintained by any Seller Party or any ERISA Affiliate, or to which any Seller Party or any ERISA Affiliate contributes or has contributed (each, a “Plan”), the benefits under which Plan are guaranteed, in whole or in part, by the PBGC (i) any Seller Party and each ERISA Affiliate has funded and will continue to fund each Plan as required by the provisions of Section 412 of the Code; (ii) any Seller Party and each ERISA Affiliate has caused and will continue to cause each Plan to pay all benefits when due; (iii) no Seller Party nor any ERISA Affiliate has been or is obligated to contribute to any multiemployer plan as defined in Section 3(37) of ERISA; (iv) any Seller Party (on behalf of ERISA Affiliate, if applicable) will provide to Buyer (A) no later than the date of submission to the PBGC, a copy of any notice of a Plan’s termination (B) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code and (C) notice of any Reportable Event as such term is defined in ERISA (and has, prior to the date of this Agreement, provided to Buyer a copy of any document described in clauses (iv)(A), (B) or (C) relating to any date in the Reporting Period prior to the date of this Agreement); and (v) any Seller Party and each ERISA Affiliate will subscribe from the date of this Agreement to the termination of this Agreement to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guaranteed pension plan, if available to any Seller Party or ERISA Affiliate, as applicable.
(s)    Taxes. Each Seller Party and their respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.
(t)    No Reliance. Each Seller Party has made its own independent decisions to enter into the Program Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

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(u)    Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in any Seller Party’s hands and transactions by or with any Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(v)    Agency Approvals. To the extent previously approved, Seller is approved by Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer, VA as a VA Approved Lender and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
(w)    Anti‑Money Laundering Laws. Each Seller Party has complied with all applicable anti‑money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti‑Money Laundering Laws”); each Seller Party has established an anti‑money laundering compliance program as required by any Anti‑Money Laundering Laws applicable to it, has conducted any applicable requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti‑Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti‑Money Laundering Laws.
(x)    No Prohibited Persons. Neither Seller Party nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, 50 percent or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
(y)    Insured Depository Institution Representations. If any Seller Party is an Insured Depository Institution, such Seller Party makes the following additional representations and warranties: (i) The Program Documents do not violate any statutory or regulatory requirements applicable to such Seller Party; (ii)The Program Documents have been (1) executed contemporaneously with the definitive agreement reached by Buyer and such Seller Party, (2) such Seller Party’s board of directors or management committee, as applicable, has authorized such Seller Party’s officers to negotiate and enter into the Agreement, which authorization shall be reflected in the minutes of said board, and (3) entered into the official records of such Seller Party, a copy of which approvals, certified by a vice president or higher officer of such Seller Party, has been provided to Buyer; (iii) The aggregate amount of the Purchase Price of the Transactions, after giving effect to any Transactions being made on the Purchase Date hereof, between Buyer and such Seller Party does not exceed any restrictions or limitations imposed by the board of directors, management committee

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or regulatory requirements of such Seller Party; and (iv) As of any date of determination, such Seller Party is Well Capitalized.

SECTION 12.	COVENANTS
On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, each Seller Party covenants, jointly and severally, as follows:
(a)    Preservation of Existence; Compliance with Law. Each Seller Party shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; (ii) comply with the requirements of all applicable Requirement of Laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); (iii) maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Program Documents, and shall conduct its business strictly in accordance with applicable Requirement of Law; (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
(b)    Taxes. Each Seller Party shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.
(c)    Notice of Proceedings or Adverse Change. Each Seller Party shall give notice to Buyer promptly but in no event later than the time frames set forth below after a Responsible Officer of such Seller Party has any knowledge of:
(i)    no later than one (1) Business day, the occurrence of any Default or Event of Default;
(ii)    no later than one (1) Business Day, any (a) default or event of default under any Indebtedness of such Seller Party the outstanding principal amount of which is in excess of $1,000,000, or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against such Seller Party in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) any Material Adverse Effect with respect to such Seller Party;
(iii)    no later than two (2) Business Days, any litigation or proceeding that is pending or threatened (a) against Seller Party in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect, (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (c) that questions or challenges compliance of any Mortgage Loan with the Ability to Repay Rule or QM Rule;
(iv)    no later than two (2) Business Days, and, as soon as reasonably possible, notice of any of the following events: (A) a material change in the insurance coverage of such Seller Party, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of such Seller Party; (C) promptly upon receipt of notice or knowledge of any

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Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any debt facilities of such Seller Party which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control or any change in direct or indirect ownership or controlling interest of any Seller Party’s direct or indirect owner; (F) any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect;
(v)    no later than two (2) Business Days after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security; (B) any Mortgage Loan submitted to an Approved Investor (whole loan or securitization) and rejected for purchase by such Approved Investor; (C) any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor; or (D) the termination or suspension of approval of Seller to sell any Mortgage Loans to any Approved Investor.
(d)    Financial Reporting. Each Seller Party shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to Buyer, with a certification by the president or chief financial officer of the Financial Reporting Party (the following hereinafter referred to as the “Financial Statements”):
(i)    Within ninety (90) days after the close of each fiscal year, consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and retained earnings and of cash flows as at the end of such year for the Financial Reporting Group for the fiscal year, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA;
(ii)    Within thirty (30) days after the end of each calendar quarter, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Financial Reporting Group for such quarterly period(s), of the Financial Reporting Group, setting forth in each case in comparative form the figures for the previous year;
(iii)    Within thirty (30) days after the end of each month, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Financial Reporting Group for such monthly period(s), of the Financial Reporting Group;
(iv)    Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i)‑(ii) above, a certificate in the form of Exhibit F hereto and certified by the president or chief financial officer of the Financial Reporting Party;
(v)    If applicable, copies of any 10‑Ks, 10‑Qs, registration statements and other “corporate finance” SEC filings (other than 8‑Ks) by each Seller Party within 5 Business Days of their filing with the SEC; provided, that, each Seller Party will provide Buyer with a copy of the annual 10‑K filed with the SEC by such Seller Party, no later than 90 days after the end of the year; and

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(vi)    Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of each Seller Party as Buyer may reasonably request.
(e)    Further Assurances. Each Seller Party shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable Requirement of Law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Program Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first‑priority of the security interests created or intended to be created hereby.
(f)    True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of each Seller Party thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of the Seller Parties will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements, information and reports delivered by each Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable, to SEC filings, the appropriate SEC accounting requirements.
(g)    ERISA Events. No Seller Party shall permit any ERISA Affiliate to be in violation of any provision of Section 11(r) of this Agreement and no Seller Party shall be in violation of Section 11(u) of this Agreement.
(h)    Financial Condition Covenants. The applicable Seller Parties shall comply with the Financial Condition Covenants set forth in the Schedule of Facility Information.
(i)    Hedging. Seller shall hedge Purchased Mortgage Loans in accordance with Seller’s hedging policies as in effect from time to time. Seller shall not make any material change to its hedging policies without the prior written notice to Buyer. Additionally, Buyer may in its reasonable discretion request a current copy of its hedging policies at any time.
(j)    Reserved.
(k)    Servicer Approval. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.
(l)    Insurance. Seller shall maintain Fidelity Insurance and errors and omissions insurance in respect of its officers, employees and agents is such amounts acceptable to Buyer, which shall include a provision that such policies cannot be terminated or materially modified without at least 30 days’ prior notice to Buyer. Seller shall notify Buyer of any material change in the terms of any such insurance. Seller shall maintain endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.
(m)    Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

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(n)    Illegal Activities. No Seller Party shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(o)    Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on at the date hereof.
(p)    Disposition of Assets. Seller shall not cause or permit any of the Purchased Mortgage Loans to be sold, pledged, assigned or transferred except as permitted hereunder.
(q)    Transactions with Affiliates. No Seller Party shall enter into such transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of a Seller Party’s business and (c) upon fair and reasonable terms no less favorable to such Seller Party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
(r)    Organization. No Seller Party shall (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 11(h) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder.
(s)    Mortgage Loan Reports. On the Reporting Date or with such greater frequency as requested by Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans.
(t)    Approved Underwriting Guidelines. Seller shall not submit to Buyer for purchase, and Buyer shall have no obligation to purchase, any Mortgage Loan underwritten in accordance with underwriting guidelines other than Approved Underwriting Guidelines, including amendments to Approved Underwriting Guidelines not expressly approved by Buyer.
(u)    Agency Approvals; Servicing. To the extent previously approved, Seller shall maintain its status with Fannie Mae and Ginnie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (each such approval, an “Agency Approval”). Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, should Seller experience any change in its delegated underwriting authority from any Agency, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Buyer promptly in writing. Notwithstanding the preceding sentence and to the extent previously approved, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.
(v)    Sharing of Information. Each Seller Party hereby allows and consents to Buyer, subject to applicable law, exchanging information related to such Seller Party, its credit, its mortgage loan originations and the Transactions hereunder with third party lenders, facility providers and Approved Investors (collectively, “Third Party Participants”), and each Seller Party shall permit each Third Party Participant to share such similar information with Buyer. In furtherance of the foregoing, each Seller Party

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shall use its best efforts to provide Buyer access to each Third Party Participant’s electronic system to retrieve the information described herein.
(w)    Reserved.
(x)    Reporting. Promptly upon request by Buyer, Seller shall furnish to Buyer (i) copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule and (ii) other third party lender’s asset aging reports, production reports, warehouse lender asset status reports, and/or investor scorecards.

SECTION 13.	EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 14, as applicable:
(a)    Payment Default. Any Seller Party shall default in the payment of (i) any amount payable by it hereunder in respect of a Repurchase Price on the applicable Repurchase Date or Price Differential on the applicable Payment Date, (ii) Expenses (and such failure to pay Expenses shall continue for more than 30 calendar days), or (iii) any other Obligations within three (3) Business Days after the same is due and payable; or
(b)    Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller Party or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of a Seller Party shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 3, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole good faith discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party or its Subsidiaries; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, in each such case, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder); or
(c)    Immediate Covenant Default. The failure of a Seller Party to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 12(a) (Preservation of Existence; Compliance with Law); (f) (True and Correct Information.); (h) (Financial Condition Covenants.); (j) (No Adverse Selection.); (n) (Illegal Activities.); (o) (Material Change in Business); (p) Disposition of Assets; Liens); or (u) (Agency Approvals; Servicing); or
(d)    Additional Covenant Defaults. A Seller Party shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in clause (c) of Section 13) or any other Program Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of 5 Business Days; or

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(e)    Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate shall be rendered against a Seller Party by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and such Seller Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(f)    Cross‑Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by a Seller Party under any agreement (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness of a Seller Party;
(g)    Insolvency Event. An Insolvency Event shall have occurred with respect to a Seller Party; or
(h)    Enforceability. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or
(i)    Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or the Repurchase Assets shall neither (A) have been sold to Buyer, nor (B) be subject to first priority perfected Liens in favor of Buyer; or
(j)    Material Adverse Effect. Buyer shall have determined that a Material Adverse Effect has occurred.
(k)    Change in Control. A Change in Control of any Seller Party shall have occurred; or
(l)    Going Concern. The Financial Reporting Party’s audited Financial Statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of a Seller Party as a “going concern” or reference of similar import; or
(m)    Repurchases of Mortgage Loans; Defective Mortgage Loans. The Seller Parties in the aggregate shall have repurchased in the aggregate greater than the Buy Back Threshold (based upon aggregate unpaid principal balance) of Mortgage Loans (excluding repurchases under warehouse or repurchase facilities) in any 30 day period; or one or more Purchased Mortgage Loans shall be Defective Mortgage Loans and Seller fails to repurchase such Defective Mortgage Loans within one Business Day of notice from Buyer that such repurchase is required.
(n)    Investigations. There shall occur the initiation of any investigation, audit, examination or review of a Seller Party by an Agency or any Governmental Authority, with the exception of (i) normally scheduled audits or examinations by such Seller Party’s regulators or (ii) audits or examinations conducted in the ordinary course of business.

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(o)    Governmental Action. A Seller Party shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or any other Governmental Authority or enter into a memorandum of understanding or consent agreement with the Appropriate Federal Banking Agency or other Governmental Authority, any of which, would have, or is purportedly the result of any condition which would be reasonably likely to have, a Material Adverse Effect.

SECTION 14.	REMEDIES
(a)    If an Event of Default occurs and is continuing, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
(i)    At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence and during the continuance of an Insolvency Event of a Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence and continuance of an Insolvency Event of a Seller Party) give notice to Seller of the exercise of such option as promptly as practicable.
(ii)    If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,
(A)    Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder;
(B)    to the extent permitted by applicable Requirement of Law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post‑Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and
(C)    all Income actually received by Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Obligations owed by the Seller Parties.
(iii)    Upon the occurrence and during the continuance of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. To the extent

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permitted by applicable law, Buyer shall be entitled to specific performance of all agreements of Seller contained in the Program Documents.
(iv)    At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Mortgage Loans, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole good faith discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans and the Repurchase Assets following the occurrence and continuance of an Event of Default shall be applied as determined by Buyer in its sole good faith discretion.
(v)    Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other out-of-pocket expenses (including, without limitation, all out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(vi)    Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable Requirement of Law.
(b)    Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence and during the continuance of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
(c)    Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses any Seller Party might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)    To the extent permitted by applicable Requirement of Law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of

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Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 14(d) shall be at a rate equal to the Post‑Default Rate.
(e)    Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for a Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

SECTION 15.	INDEMNIFICATION AND EXPENSES; RECOURSE
(a)    Each Seller Party agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Seller Party agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, each Seller Party will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Seller Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a Seller Party. Each Seller Party also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.
(b)    Each Seller Party agrees to pay as and when billed by Buyer all of the out‑of‑pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. Each Seller Party agrees to pay as and when billed by Buyer all of the reasonable out‑of‑pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation search and filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer. Each Seller Party agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 15(a) and 17 hereof.

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(c)    The obligations of the Seller Parties from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of each Seller Party.

SECTION 16.	SERVICING
(a)    As a condition of purchasing a Mortgage Loan, Buyer may require Seller to service such Mortgage Loan as agent for Buyer for a term of sixty (60) days (the “Servicing Term”), in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirements of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Takeout Commitment and the Approved Investor, so that the eligibility of the Mortgage Loan for purchase under such Takeout Commitment is not voided or reduced by such servicing and administration;
(b)    If any Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller (a “Subservicer”), or if the servicing of any Mortgage Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related servicing agreement and a Servicer Notice executed by such Subservicer (collectively, the “Servicing Agreement”) to Buyer prior to such Purchase Date or servicing transfer date, as applicable. Each such Servicing Agreement shall be in form and substance reasonably acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Mortgage Loans, which consent may be withheld in Buyer’s sole good faith discretion. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly.
(c)    Seller shall deliver the physical and contractual master servicing of each Mortgage Loan, together with all of the related Records in its possession, to Buyer’s designee upon the earliest of (w) the occurrence and continuance of a Default or Event of Default hereunder, (x) the termination of Seller as servicer by Buyer pursuant to this Agreement, (y) the expiration (and non-renewal) of the Servicing Term, or (z) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Buyer shall have the right to terminate Seller as master servicer of any of the Mortgage Loans, which right shall be exercisable at any time in Buyer’s sole good faith discretion, upon prior written notice to Seller. In addition, Seller shall deliver the physical and contractual master servicing of each Mortgage Loan, together with all of the related Records in its possession to Buyer’s designee, upon expiration of the Servicing Term; provided that the Servicing Term and such delivery requirement will be deemed renewed on each Payment Date succeeding the related Purchase Date in the absence of directions to the contrary from Buyer; provided further that such delivery requirement will no longer apply to any Mortgage Loan, and Seller shall have no further obligation to service such Mortgage Loan as agent for Buyer, upon receipt by Buyer of the Repurchase Price therefor. Seller’s transfer of the Records and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
(d)    During the period Seller is servicing the Mortgage Loans as agent for Buyer, Seller agrees that Buyer is the owner of the related Credit Files and Records and hereby Seller shall at all times maintain and safeguard and cause the Subservicer to maintain and safeguard the Credit File for the Mortgage Loan (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its servicing of the Mortgage Loan; Seller’s possession of the Credit Files and Servicing Records being for the sole purpose of master servicing such Mortgage Loans and such retention and possession by Seller being in a custodial capacity only. Seller hereby grants Buyer a security interest in all servicing fees

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to secure the obligations of Seller and Subservicer to service in conformity with this Section and any related Servicing Agreement. It is understood and agreed by the parties that prior to an Event of Default, Seller shall retain the servicing fees with respect to the Mortgage Loans.
(e)    At Buyer’s request, Seller shall promptly deliver to Buyer reports regarding the status of any Mortgage Loan being serviced by Seller, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days or such other circumstances that could cause a material adverse effect on such Mortgage Loan, Buyer’s title to such Mortgage Loan or the collateral securing such Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Mortgage Loan by Seller. Seller shall promptly, but in no event later than two (2) Business Days after a Responsible Office of Seller becomes aware of it, notify Buyer of any payment default that occurs under the Mortgage Loan or any default under any Servicing Agreement that would materially and adversely affect any Mortgage Loan subject thereto.
(f)    Seller shall release its custody of the contents of any Credit File or Mortgage File only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller’s servicing of the Mortgage Loan, is required to complete the Takeout Commitment or comply with the Takeout Commitment requirements, or (iii) as required by Requirements of Law.
(g)    Buyer reserves the right to appoint a successor servicer at any time to service any Mortgage Loan (each a “Successor Servicer”) in its sole good faith discretion. If Buyer elects to make such an appointment due to the continuance of a Default or Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the Mortgage Loans to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Records held by Seller, together with all funds in the Custodial Account and other receipts relating to such Mortgage Loan, are promptly delivered to Successor Servicer, and shall otherwise reasonably cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost servicing income, lost profits or other damages if Buyer appoints a Successor Servicer hereunder and the servicing fee is reduced or eliminated. For the avoidance of doubt any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.
(h)    For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Mortgage Loans provided that Seller shall continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Mortgage Loan are sold to Buyer on a “servicing released” basis.

SECTION 17.	DUE DILIGENCE
(a)    Each Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, each Seller Party, Settlement Agents, Approved Appraisers, Approved Investors and other parties which may be involved in or related to Transactions (collectively, “Third Party Transaction Parties”), from time to time, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller Party agrees that upon reasonable prior notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to any Seller Party, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage

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Loans in the possession or under the control of a Seller Party. Each Seller Party will use best efforts to cause Third Party Transaction Parties to cooperate with any due diligence requests of Buyer. Each Seller Party also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Purchased Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re‑generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. The Seller Parties further agree that the Seller Parties shall pay all out‑of‑pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 17 (“Due Diligence Costs”).

SECTION 18.	ASSIGNABILITY
The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Party without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents to a Permitted Assignee pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned with the prior written consent of Seller which shall not be required (i) if Buyer assigns to an Affiliate or (ii) an Event of Default has occurred and is continuing. Upon such assignment, (a) such Permitted Assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.
Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents except as provided in Section 7.
Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries;

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provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.
In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in Agreements for similar syndicated repurchase facilities.

SECTION 19.	TRANSFER AND MAINTENANCE OF REGISTER.
(a)    Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 19, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 19 shall be treated for purposes of this Agreement as a sale by Buyer of a participation in such rights and obligations in accordance with Section 19(b) hereof.
(b)    Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

SECTION 20.	HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS
Title to all Purchased Mortgage Loans and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans to any Person, including without limitation, the Federal Home Loan Bank. Notwithstanding the foregoing, any transaction described in this Section 20 shall not relieve the Buyer of its obligation to deliver any such Purchased Mortgage Loans to Seller following Seller’s repurchase of such Purchased Mortgage Loans in accordance with Section 3(d) hereof. Subject to the foregoing, nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

SECTION 21.	RESERVED

SECTION 22.	SET‑OFF
In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to any Seller Party, any such notice being expressly waived by each Seller Party to the extent permitted by applicable law, to set‑off and appropriate and apply against any Obligation from any Seller Party to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims or cash, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the

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credit or the account of any Seller Party. Buyer agrees promptly to notify each Seller Party, in writing, prior to any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise in its sole good faith discretion, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred and is continuing.

SECTION 23.	TERMINABILITY
Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty until the termination of this Agreement, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive until the termination of this Agreement. The obligations of the Seller Parties under Section 15 hereof shall survive the termination of this Agreement.

SECTION 24.	NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); and with respect to Buyer, as specified in the Customer Guide or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted electronically or by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 25.	USE OF THE WAREHOUSE ELECTRONIC SYSTEM AND OTHER ELECTRONIC MEDIA
Seller acknowledges and agrees that Buyer may require or permit certain transactions with Buyer be conducted electronically using Electronic Records and/or Electronic Signatures. Seller consents to the use of Electronic Records and/or Electronic Signatures whenever expressly required or permitted by Buyer and acknowledges and agrees that Seller shall be bound by its Electronic Signature and by the terms, conditions, requirements, information and/or instructions contained in any such Electronic Records.
Seller agrees to adopt as its Electronic Signature its user identification codes, passwords, personal identification numbers, access codes, a facsimile image of a written signature and/or other symbols or processes as provided or required by Buyer from time to time (as a group, any subgroup thereof or

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individually, hereinafter referred to as Seller’s Electronic Signature). Seller acknowledges that Buyer will rely on any and all Electronic Records and on Seller’s Electronic Signature transmitted or submitted to Buyer.
Buyer shall not be liable for the failure of either its or Seller’s internet service provider (“ISP”), or any other telecommunications company, telephone company, satellite company or cable company to timely, properly and accurately transmit any Electronic Record or fax copy.
Before engaging in Electronic Transactions with Seller, Buyer may provide Seller, or require Seller to create, user identification codes, passwords, personal identification numbers and/or access codes, as applicable, to permit access to Buyer’s computer information processing system. Each Person permitted access to the Warehouse Electronic System must have a separate identification code and password. Seller shall be fully responsible for protecting and safeguarding any and all user identification codes, passwords, personal identification numbers and access codes provided or required by Buyer. Seller shall adopt and maintain security measures to prevent the loss, theft or unauthorized or improper disclosure or use of any and all user identification codes, passwords, personal identification numbers and/or access codes by Persons other than the individual Person who is authorized to use such information. Seller shall notify Buyer promptly in the event (i) of any loss, theft or unauthorized disclosure or use of any of the user identification codes, passwords, personal identification numbers and/or access codes or (ii) Seller has any reason to believe there has been a breach of security or that its access to Warehouse Electronic System is no longer secure for any reason.
Seller understands and agrees that it shall be fully responsible for protecting and safeguarding its computer hardware and software from any and all (a) computer “viruses,” “time bombs,” “trojan horses” or other harmful computer information, commands, codes or programs that may cause or facilitate the destruction, corruption, malfunction or appropriation of, or damage or change to, any of Seller’s or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes and (b) computer “worms,” “trap doors” or other harmful computer information, commands, codes or programs that enable unauthorized access to Seller’s and/or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes.
Seller agrees that Buyer may, in its sole good faith discretion and from time to time, without limiting Seller’s liability set forth herein, establish minimum security standards that Seller must, at a minimum, comply with in an effort to (x) protect and safeguard any and all user identification codes, passwords, personal identification numbers and/or access codes from loss, theft or unauthorized disclosure or use; and (y) prevent the infiltration and “infection” of Seller’s hardware and/or software by any and all computer “viruses,” “time bombs,” “trojan horses,” “worms,” “trapdoors” or other harmful computer codes or programs.
If Buyer, from time to time, establishes minimum security standards, Seller shall comply with such minimum security standards within the time period established by Buyer. Buyer shall have the right to confirm Seller’s compliance with any such minimum security standards. Seller’s compliance with such minimum security standards shall not relieve Seller from any of its liability set forth herein.
Whether or not Buyer establishes minimum security standards, Seller shall continue to be fully responsible for adopting and maintaining security measures that are consistent with the risks associated with conducting electronic transactions with Buyer. Seller’s failure to adopt and maintain appropriate security measures or to comply with any minimum security standards established by Buyer may result in, among other things, termination of Seller’s access to Buyer’s computer information processing systems.

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Each Seller Party understands and agrees that certain elements or components of the Warehouse Electronic System may be provided by third party vendors, and hereby holds Buyer harmless from any liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against a Seller Party relating to or arising out of Seller’s use of the Warehouse Electronic System including without limitation, the use of any elements or components provided by third party vendors other than any such liabilities, losses, damages, judgments, costs or expenses arising from the gross negligence or willful misconduct of Buyer.

SECTION 26.	ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT
This Agreement, together with the Program Documents, constitute the entire understanding between Buyer and the Seller Parties with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and the Seller Parties each acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. To the extent permitted by applicable law, each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

SECTION 27.	GOVERNING LAW
THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND A SELLER PARTY SHALL BE GOVERNED BY E-SIGN.

SECTION 28.	SUBMISSION TO JURISDICTION; WAIVERS
BUYER AND EACH SELLER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

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(i)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND
(iv)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
(v)    HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 29.	NO WAIVERS, ETC.
No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Program Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

SECTION 30.	NETTING
If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder (a) all amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be

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a “netting contract” as defined in Section 4402; (b) the payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

SECTION 31.	CONFIDENTIALITY
Buyer and each Seller Party hereby acknowledge and agree that all written or computer‑readable information provided by one party to any other regarding the terms set forth in any of the Program Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) during the continuance of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder, (iv) by Buyer in connection with any marketing material undertaken by Buyer, or (v) it may be necessary to do so in connection with the filing of any 10-K, 10-Q, registration statements and other “corporate finance” SEC filings by such party or, with respect to Seller, M/I Homes, Inc.
Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Warehouse Fees, Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 31 shall survive the termination of this Agreement.
Notwithstanding anything in this Agreement to the contrary, each Seller Party shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”). Each Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each Seller Party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding

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Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request by Buyer, each Seller Party will provide evidence reasonably satisfactory to allow Buyer to confirm that such Seller Party has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of such Seller Party. Each Seller Party shall notify Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to such Seller Party by Buyer or such Affiliate. Each Seller Party shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

SECTION 32.	INTENT
(a)    The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.
(b)    It is understood that either party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
(c)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase agreement” and a “securities contract” as such terms are defined in FDIA and any rules, orders or policy statements thereunder.
(d)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)    Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

SECTION 33.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder; (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other

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party with respect to any Transaction hereunder; and (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

SECTION 34.	MISCELLANEOUS
(a)    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
(b)    Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c)    Acknowledgment. Each Seller Party hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents; (ii) Buyer has no fiduciary relationship to any Seller Party; and (iii) no joint venture exists between Buyer and Seller Party.
(d)    Documents Mutually Drafted. The Seller Parties and Buyer agree that this Agreement each other Program Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
(e)    Amendments. This Agreement and each other Program Document may be amended from time to time, either by amendment to the Customer Guide from time to time, or such other amendments to this Agreement, without further consent or assent by any Seller Party and such amendments not consented to by Seller shall be effective upon ten (10) Business Days’ notice to Seller Party of the change (whether that notice is sent individually or posted to Warehouse Electronic System) and Mortgage Loans sold to Buyer after the effective date shall be governed by the revised Agreement; provided that any such amendment which has the effect of changing the material economic terms of any Program Document, any financial covenants contained in any Program Document or the committed nature of the facility provided herein shall not be incorporated herein without the prior written consent of Seller.
(f)    Acknowledgement of Anti Predatory Lending Policies. Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
(g)    Authorizations. Any of the persons whose signatures and titles appear on Schedule 5 are authorized, acting singly, to act for a Seller Party, under this Agreement. Any persons identified in the Customer Guide are authorized to act for Buyer under this Agreement.

SECTION 35.	GENERAL INTERPRETIVE PRINCIPLES
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections,

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Subsections, Paragraphs and other subdivisions of this Agreement; (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (f) the term “include” or “including” shall mean without limitation by reason of enumeration; (g) all times specified herein or in any other Program Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and (h) all references herein or in any Program Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

SECTION 36.	AMENDMENT AND RESTATEMENT
Buyer and Seller entered into the Existing Repurchase Agreement. Buyer and Seller desire to enter into this Agreement in order to amend and restate the Existing Repurchase Agreement in its entirety. The amendment and restatement of the Existing Repurchase Agreement shall become effective on the Effective Date, and each of Buyer and Seller shall hereafter be bound by the terms and conditions of this Agreement and the other Program Documents. This Agreement amends and restates the terms and conditions of the Existing Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Buyer and Seller Party that the security interests and liens granted in the Purchased Assets pursuant to Section 8(a) of the Existing Repurchase Agreement shall continue in full force and effect. All references to the Existing Repurchase Agreement in any Program Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.
[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.
BUYER:
STERLING NATIONAL BANK

By:	/s/ Eddie Othman
Name: Eddie Othman
Title: Senior Vice President
Address for Notices: AS SET FORTH IN THE CUSTOMER GUIDE

SELLER:
M/I FINANCIAL, LLC

By:	/s/ Derek Klutch Name: Derek J. Klutch Title: President
Address for Notices:

Derek Klutch
President
M/I Financial, LLC
3 Easton Oval, Suite 540
Columbus, OH 43219
Phone Number: 614-418-8655
Fax Number: 614 418-8686
Email: dklutch@mihomes.com

Signature Page to the Amended and Restated Master Repurchase Agreement

SCHEDULE 1
SCHEDULE OF DEFINED TERMS

“1934 Act” shall have the meaning set forth in Section 33 of the Agreement.
“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.
“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.
“Acquisition Cost” shall mean the total cost to Seller (including purchase price and/or outstanding principal balance) of originating or acquiring a Mortgage Loan.
“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
“Agency” shall mean Freddie Mac, Fannie Mae, Ginnie Mae, as applicable.
“Agency Security” shall mean a security issued in exchange for Purchased Mortgage Loans and backed by such Purchased Mortgage Loans that is (a) guaranteed by Ginnie Mae or (b) issued by Fannie Mae or Freddie Mac.
“Aging Limit” shall have the meaning specified in the Schedule of Facility Information.
“Agreement” shall mean this Second Amended and Restated Master Repurchase Agreement between Buyer and each Seller Party, dated as of October 30, 2017 as the same may be further amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement.
“Annual Financial Statement Date” shall have the meaning set forth in the Schedule of Facility Information.
“Application” shall mean the application delivered by Seller to Buyer in connection with Buyer’s approval of Seller for the program evidenced by the Agreement.
“Appraisal” shall mean an appraisal by a licensed appraiser selected in accordance with Agency guidelines and not identified to Seller as an unacceptable appraiser by an Agency, and who is experienced in estimating the value of property of that same type in the community where it is located, and who — unless approved by Buyer on a case-by-case basis — is not a director, officer or employee of Seller or any of its Affiliates, or related as a parent, sibling, child or first cousin to Seller or any of its Affiliates’ respective directors or officers or any of their spouses, a signed copy of the written report of which Appraisal is in the possession of Seller or the Servicer.
“Appraised Value” shall mean the value set forth in an Appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Schedule 1-1

“Appropriate Federal Banking Agency” shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.
“Approved CPA” shall mean Deloitte & Touche LLP, and any other certified public accountant approved by Buyer in writing in its sole good faith discretion.
“Approved Investor” shall mean any institution which has made a Takeout Commitment and has been approved by Buyer.
“Approved Mortgage Product” shall mean each Mortgage Product approved by Buyer as identified in the Schedule of Facility Information.
“Approved Underwriting Guidelines” shall mean the underwriting guidelines approved by Buyer in its sole good faith discretion.
“Asset Value” shall mean with respect to each Eligible Mortgage Loan, the applicable Purchase Price for the related Purchased Mortgage Loan.
(a)    Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if any of the following occurs:
(i)    such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;
(ii)    the Purchased Mortgage Loan has been released from the possession of Buyer (other than to an Approved Investor pursuant to a Bailee Letter) for a period in excess of 10 calendar days;
(iii)    the Purchased Mortgage Loan has been released from the possession of Buyer to an Approved Investor pursuant to a Bailee Letter for a period in excess of 30 calendar days;
(iv)    the Purchased Mortgage Loan is a Wet Loan for which the related Mortgage File has not been received by Buyer on or prior to the end of the Aging Limit for such Wet Loan;
(v)    such Purchased Mortgage Loan is rejected by the related Approved Investor or there shall occur a Takeout Failure;
(vi)    such Purchased Mortgage Loan is a Delinquent Mortgage Loan;
(vii)    such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than its applicable Aging Limit;
(viii)    Buyer has determined in its sole good faith discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry with respect to substantially similar Mortgage Loans; or

Schedule 1-2

(ix)    there occurs any material breach of a representation or warranty made by Seller in Schedule 3 of this Repurchase Agreement in connection with such Purchased Mortgage Loan;
(b)    The aggregate Asset Value of each Approved Mortgage Product shall not exceed the Concentration Limit for such applicable Approved Mortgage Product.
“Assignment and Acceptance” shall have the meaning set forth in Section 18 of the Agreement.
“Bailee Letter” shall mean the bailee letter, in the form of Exhibit D, for use by Buyer in connection with the release of Mortgage Loans to an Approved Investor pursuant to Section 10 of the Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or (iii) any day on which the Federal Reserve is closed.
“Buy Back Threshold” shall have the meaning specified in the Schedule of Facility Information.
“Buyer” shall mean Sterling National Bank, its successors in interest and permitted assigns and, with respect to Section 7, its participants.
“Change in Control” shall have the meaning specified in the Schedule of Facility Information.
“Closing Protection Letter” shall mean a letter of indemnification from a title insurer addressed to Seller and/or Buyer or for which Buyer is a third party beneficiary, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby and indemnifying Seller and/or Buyer (directly or as a third party beneficiary) against losses incurred due to malfeasance or fraud by the Settlement Agent or the failure of the Settlement Agent to follow the specific escrow instructions specified by Seller to the Settlement Agent or otherwise by Buyer with respect to the closing of the Mortgage Loan. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Combined Loan‑to‑Value Ratio” or “CLTV” shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and all other loans secured by the Mortgaged Property to the Appraised Value of the Mortgaged Property at origination.
“Concentration Limit” shall mean, for each Approved Mortgage Product, the limitation set forth in the Schedule of Facility Information.

Schedule 1-3

“Confidential Terms” shall have the meaning set forth in Section 31 of the Agreement.
“Costs” shall have the meaning set forth in Section 15(a) of the Agreement.
“Credit File” shall mean with respect to each Mortgage Loan, the documents and instruments relating to the origination and administration of such Mortgage Loan.
“Custodial Account” shall have the meaning set forth in Section 5(a) of the Agreement.
“Customer Guide” shall mean the guidelines and other information provided to Seller by Buyer from time to time, setting forth the policies and procedures to be followed by Seller when utilizing the facility contemplated under this Agreement.
“Debt to Income Ratio” or “DTI” shall mean with respect to any Mortgagor, the ratio of the Mortgagor’s average monthly debt obligations to the Mortgagor’s average monthly gross income.
“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Defaulting Party” shall have the meaning set forth in Section 30 of the Agreement.
“Defective Mortgage Loan” shall mean a Mortgage Loan (a) which is in foreclosure, has been foreclosed upon or has been converted to real estate owned property, (b) for which the Mortgagor is in bankruptcy, (c) that is not subject to a valid and binding Takeout Commitment or Hedge Agreement, (d) that is subject to a Takeout Commitment with respect to which Seller or Approved Investor is in default, (e) that is rejected or excluded for any reason from the related Takeout Commitment by the Approved Investor, (f) that is not purchased by the Approved Investor in compliance with the Takeout Commitment at or prior to the expiration or termination of the Takeout Commitment for any reason, or (g) that is not repurchased by Seller in compliance with the provisions of Section 3(d).
“Delinquent Mortgage Loan” shall mean any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for 30 days or more following the original Due Date for such Monthly Payment.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Costs” shall have the meaning set forth in Section 17 of the Agreement.
“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 17 of the Agreement with respect to any Seller Party or any or all of the Mortgage Loans, as desired by Buyer from time to time.
“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

Schedule 1-4

“Electronic Record” shall mean “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including without limitation, those involving the Warehouse Electronic System.
“Electronic Signature” shall have the meaning set forth in E-Sign.
“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP Holdings, Inc., as the same may be amended from time to time.
“Electronic Transactions” shall mean transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures.
“Eligible Mortgage Loan” shall mean a Purchased Mortgage Loan which is (a) an Approved Mortgage Product, (b) complies with the representations and warranties set forth on Schedule 3 hereto (assuming that they are made as of each date of determination), (c) is not a Defective Mortgage Loan and (d) is not a Delinquent Mortgage Loan.
“ERISA” shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall, with respect to any Person, mean any Person which is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.
“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“Event of Default” shall have the meaning specified in Section 13 of the Agreement.
“Exception Mortgage Loan” shall have the meaning specified in the Schedule of Facility Information.
“Expenses” shall mean all out-of-pocket present and future expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Program Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.
“Facility Termination Threshold” shall have the meaning specified in the Schedule of Facility Information.
“Fannie Mae” shall mean Fannie Mae, or any successor thereto.
“FDIA” shall have the meaning set forth in Section 32 of the Agreement.
“FDICIA” shall have the meaning set forth in Section 32 of the Agreement.

Schedule 1-5

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Certificate.
“FHA Mortgage Insurance” shall mean mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Certificate” shall mean the certificate evidencing the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.
“Financial Reporting Party” shall have the meaning specified in the Schedule of Facility Information.
“Financial Reporting Group” shall mean Seller and its Subsidiaries.
“Financial Statements” shall have the meaning set forth in Section 12(d) of the Agreement.
“Freddie Mac” or “FHLMC” shall mean Freddie Mac, or any successor thereto.
“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.
“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.
“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing and with respect to any insured depository institution, including without limitation the Appropriate Federal Banking Agency.

Schedule 1-6

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, or to take‑or‑pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” shall mean the Guarantor and/or Guarantors, if any specified in the Schedule of Facility Information, its successors in interest and assigns.
“Haircut Account” shall mean the account established pursuant to Section 9(c) of the Agreement.
“Haircut Amount” shall mean the excess of the outstanding principal balance of the Purchased Mortgage Loan being purchased on the Purchase Date over the Purchase Price for such Purchased Mortgage Loan.
“Hedge Agreement” shall mean, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Takeout Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with a party and with terms reasonably acceptable to Buyer.
“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
“HUD” shall mean the Department of Housing and Urban Development.
“Inbound Account” shall mean the account established pursuant to Section 9(c) of the Agreement.
“Income” shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.
“Indebtedness” shall have the meaning specified in the Schedule of Facility Information.
“Indemnified Party” shall have the meaning set forth in Section 15(a) of the Agreement.
“Index Rate” shall have the meaning specified in the Schedule of Facility Information.
“Insolvency Event” shall mean, for any Person:

Schedule 1-7

(a)    that such Person shall discontinue or abandon operation of its business; or
(b)    that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or
(c)    a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Requirement of Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding‑up or liquidation of its affairs; or
(d)    the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirement of Law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Requirement of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(e)    that such Person shall become insolvent; or
(f)    if such Person is a corporation, such Person shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).
“Insured Depository Institution” shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.
“LIBOR Rate” shall have the meaning specified in the Schedule of Facility Information.
“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Litigation Threshold” shall have the meaning specified in the Schedule of Facility Information.
“Loan‑to‑Value Ratio” or “LTV” shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination.
“Margin Call” shall have the meaning specified in Section 4.
“Margin Deficit” shall have the meaning specified in Section 4.
“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole good faith discretion.

Schedule 1-8

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of any Seller Party, (b) the ability of any Seller Party to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Program Documents, (e) the timely payment of any amounts payable under the Program Documents, or (f) the Asset Value of the Purchased Mortgage Loans taken as a whole.
“Maximum Purchase Price” shall have the meaning set forth in the Schedule of Facility Information.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“Minimum Balance Requirement” shall have the meaning set forth in the Schedule of Facility Information.
“Monthly Financial Statement Date” shall have the meaning set forth in the Schedule of Facility Information.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.
“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.
“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.
“Mortgage File” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the Customer Guide and the Schedule of Facility Information.
“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” shall mean any first lien, one‑to‑four‑family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state Requirement of Law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit, life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.
“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer via the Warehouse Electronic System which provides information (including, without limitation, the information required pursuant to the Customer Guide relating to the Purchased Mortgage Loans in a format required pursuant to the Customer Guide.

Schedule 1-9

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Net Income” shall have the meaning specified in the Schedule of Facility Information.
“Non‑Excluded Taxes” shall have the meaning set forth in Section 7(a) of the Agreement.
“Non‑Exempt Buyer” shall have the meaning set forth in Section 7(e) of the Agreement.
“Nondefaulting Party” shall have the meaning set forth in Section 30 of the Agreement.
“Note Amount” shall mean the outstanding principal balance of a Mortgage Note.
“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post‑petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Program Documents; and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.
“OFAC” shall have the meaning set forth in Section 11(x) of the Agreement.
“Operating Account” shall mean the account established pursuant to Section 9(c) of the Agreement.
“Other Taxes” shall have the meaning set forth in Section 7(b) of the Agreement.
“Payment Date” shall mean the 15th day of each month, or if such date is not a Business Day, the Business Day immediately preceding such date.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Assignee” shall mean (a) prior to an Event of Default, any Person who is (i) not a natural person, (ii) not a direct or indirect competitor of Seller or any Affiliate of Seller and (iii) a U.S. Affiliate of Buyer, and (b) after the occurrence and continuance of an Event of Default, any Person who is not a natural person.
“Permitted Liens” shall mean Liens permitted pursuant to clause (l) of Schedule 3 of the Agreement.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

Schedule 1-10

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.
“Post‑Default Rate” shall have the meaning set forth in the Schedule of Facility Information.
“Power of Attorney” shall mean that certain Power of Attorney from Seller in favor of Buyer in the form of Exhibit E hereto.
“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post‑Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).
“Pricing Rate” shall have the meaning set forth in the Schedule of Facility Information.
“Pricing Spread” shall have the meaning set forth in the Schedule of Facility Information.
“Program Documents” shall mean this Agreement, the Customer Guide, the Electronic Tracking Agreement, the Application, a Servicer Notice, if any, and the Power of Attorney.
“Prohibited Person” shall have the meaning set forth in Section 11(x) of the Agreement.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date” shall mean the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee.
“Purchase Price” shall have the meaning set forth in the Schedule of Facility Information.
“Purchased Mortgage Loan” shall mean each Mortgage Loan sold by Seller to Buyer in a Transaction, as reflected in the Warehouse Electronic System.
“QM Rule” shall mean 12 CFR 1026.43(e), including all applicable official staff commentary.
“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Approved Underwriting Guidelines.
“Qualified Mortgage” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.
“Rebuttable Presumption Qualified Mortgage Loan” shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

Schedule 1-11

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.
“Register” shall have the meaning set forth in Section 19(b) of the Agreement.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.
“Reporting Date” shall have the meaning set forth in the Schedule of Facility Information.
“Reporting Period” shall have the meaning provided in Section 11(r) of the Agreement.
“Repurchase Assets” shall have the meaning provided in Section 8(a) of the Agreement.
“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Mortgage Loans subject to a Transaction from Buyer which shall be the earliest of (i) the date specified in the related Transaction Request, (ii) the date requested pursuant to Section 3(d), (iii) a date no later than the Aging Limit, (iv) the Termination Date, or (v) any date determined by application of the provisions of Sections 3(d) or 14.
“Repurchase Price” shall mean the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.
“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by‑laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.
“Responsible Officer” shall mean an officer of Seller Party listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.
“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
“Safe Harbor Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.
“Schedule of Facility Information” shall mean the schedule containing certain financial and pricing information related to this Agreement as identified on Schedule 2 hereto.

Schedule 1-12

“SEC” shall have the meaning set forth in Section 33 of the Agreement.
“Section 4402” shall have the meaning set forth in Section 30 of the Agreement.
“Seller” shall mean M/I Financial, LLC, or any successor in interest thereto.
“Seller Party” shall mean each of Seller and the Guarantor, if any, and collectively, Seller Parties.
“Servicer” shall have the meaning set forth in the Schedule of Facility Information, or any successor or permitted assigns.
“Servicer Notice” shall mean to the extent applicable, the notice acknowledged by the Servicer substantially in the form of Exhibit C hereto.
“Servicing Rights” shall mean the rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.
“Servicing Term” shall have the meaning set forth in Section 16(a) of the Agreement.
“Settlement Agent” shall have the meaning set forth in the Schedule of Facility Information.
“SIPA” shall have the meaning set forth in Section 33 of the Agreement.
“Subservicer” shall have the meaning set forth in Section 16(b) of the Agreement.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Successor Servicer” shall have the meaning set forth in Section 16(g) of the Agreement.
“Takeout Commitment” shall mean a commitment of Seller to sell one or more Mortgage Loans to an Approved Investor, and the corresponding Approved Investor’s commitment back to Seller to effectuate the foregoing.
“Takeout Failure” shall mean the failure of an Approved Investor to purchase one or more Mortgage Loans pursuant to the applicable Takeout Commitment.
“Takeout Price” shall mean the price at which the Approved Investor has agreed to purchase a Purchased Mortgage Loan from Seller.
“Taxes” shall have the meaning set forth in Section 7(a) of the Agreement.
“Termination Date” shall have the meaning set forth in the Schedule of Facility Information.

Schedule 1-13

“Test Period” shall have the meaning set forth in the Schedule of Facility Information.
“Transaction” shall have the meaning specified in Section 1.
“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction, which shall be submitted electronically through the Warehouse Electronic System in accordance with the Customer Guide.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement relating to such perfection or effect of perfection or non perfection.
“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” shall mean a lender which is approved by the VA to act as a lender in connection with the origination of VA Mortgage Loans.
“VA Mortgage Loan” means a Mortgage Loan which is subject of a VA Mortgage Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vender loan sold by the VA.
“VA Mortgage Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“Warehouse Electronic System” shall mean the system utilized by Buyer either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests as described further in the Customer Guide.
“Warehouse Fees” shall be the fees set forth on Schedule 2 hereto.
“Well Capitalized” shall mean, with respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) (“Prompt Corrective Action”) of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.
“Wet File” shall mean, with respect to a Wet Loan, the documents and instruments relating to such Mortgage Loan and set forth in the Customer Guide for Wet Loans.
“Wet Loan” shall mean a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof and for which the Mortgage File has not been delivered to Buyer.

Schedule 1-14

SCHEDULE 2
SCHEDULE OF FACILITY INFORMATION
SECTION 1.Parties; Jurisdictions.
Seller:
“Jurisdiction of Organization of Seller” shall mean Ohio.
“Type of Organization of Seller” shall mean limited liability company.
“Organizational Identification Number of Seller” shall mean 621252.
“UCC Filing Jurisdictions of Seller” shall mean Ohio.
Servicer:
“Servicer” shall mean Seller, its successors in interest and assigns.
Guarantor: N/A
SECTION 2.    Maximum Purchase Price; Account Balance Requirements.
“Maximum Purchase Price” shall mean $35,000,000; the Maximum Purchase Price can be increased to up to $50,000,000 subject only to Buyer’s receipt of the related increase in the Commitment Fee with respect to the increased amount of the Maximum Purchase Price above $35,000,000.
“Minimum Balance Requirement” shall mean $500,000.
SECTION 3.    Commitment. The Agreement constitutes a commitment by Buyer to enter into Transactions under the Agreement. The parties acknowledge that the Buyer has committed to enter into Transactions with Seller on a committed basis, subject to satisfaction of all terms and conditions of the Agreement.
SECTION 4.    Termination Date. The Termination Date shall mean October 29, 2018, or such other date declared by either Seller or Buyer as contemplated below, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.
SECTION 5.    Asset Classifications, Concentration Limits and Purchase Price. Set forth below is a table of type of asset, Concentration Limit, Purchase Price, and Aging Limits, as applicable.

Schedule 2-1

Approved Mortgage Product	Concentration Limit (based upon Maximum Purchase Price unless otherwise noted)	Purchase Price	Aging Limit (Days from Purchase Date)
Conforming Mortgage Loan: A Mortgage Loan which is secured by a first lien, is originated by Seller and such Mortgage Loan (a) meets all applicable Fannie Mae or FHLMC underwriting standards and received a favorable eligibility response from any of Fannie Mae Desktop Underwriter or FHLMC Loan Prospector and is at or below the current year’s published general loan limits for conventional mortgages (currently $424,100) (i) has a minimum FICO score of 640, (ii) may be approved by Buyer in its sole good faith discretion and (iii) has an LTV or CLTV less than 100% or (b) is eligible to be insured by the VA or FHA (excluding any FHA Loan or VA Mortgage Loan which exceeds the Fannie Mae or FHLMC guidelines for maximum general conventional loan amount, currently $424,100) and (i) has a minimum FICO score of 640, (ii) may be approved by Buyer in its sole good faith discretion and (iii) has an LTV or CLTV less than 100%.
Please see the website below for more information on loan limits: https://www.efanniemae.com/sf/refmaterials/loanlimits/
index.jsp.
100% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount, and (d) 98% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
45 calendar days
Agency High Balance Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage and is originated by Seller that (a) has an original Mortgage Loan amount in excess of general Conforming Mortgage Loan limits specified under Conforming Mortgage Loans and (i) has an original Mortgage Loan amount that is less than the maximum high balance county limit for the county that the subject property is located in, (ii) meets the eligibility requirements of Buyer as determined in its sole good faith discretion, (iii) has a minimum FICO score of 640 and (iv) has an LTV or CLTV less than 100% or (b) is eligible to be insured by the VA or FHA and (i) has a minimum FICO score of 640, (ii) meets the eligibility requirements of Buyer as determined in its sole good faith discretion and (iii) has an LTV or CLTV less than 100%.

Please see the website below for more information on high- balance loan limits:
https://www.efanniemae.com/sf/mortgageproducts/fixed/highbalance.jsp
100% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount and (d) 98% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
45 calendar days

Schedule 2-2

Approved Mortgage Product	Concentration Limit (based upon Maximum Purchase Price unless otherwise noted)	Purchase Price	Aging Limit (Days from Purchase Date)
Jumbo Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage and is originated by Seller that (i) has an original Mortgage Loan amount in excess of general Conforming Loan limits, (ii) has an original Mortgage Loan amount in excess of the maximum high balance county limit for the county that the subject property is located in, (iii) meets the eligibility requirements of Buyer as determined in its sole discretion and (iv) has a Takeout Commitment from an Approved Investor which shall include evidence of an underwriting approval, with no conditions outstanding to close the Mortgage Loan and a purchase price, purchase price commitment number and purchase price commitment expiration date for the Mortgage Loan.
25% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 97% of the Takeout Price, (b) 97% of the Acquisition Cost, (c) 97% of the Note Amount, and (d) 97% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
30 calendar days
Shipped Mortgage Loan. Purchased Mortgage Loan shipped to an Approved Investor.	N/A	Per Approved Mortgage Product Category	25 calendar days from the date of shipment of the Mortgage Loan
Exception Mortgage Loan: A Mortgage Loan which would otherwise be acceptable as a Conforming Mortgage Loan except that such Mortgage Loan may not meet the FICO Score or other underwriting criteria established by the Buyer. In no event shall the Mortgagor’s FICO score be less than 580.	10%	The lesser of (a) 97% of the Takeout Price, (b) 97% of the Note Amount and (c) 97% of the Market Value	30 calendar days
Mortgage Loan Released on Trust Receipt. A Mortgage Note with respect to a Purchased Mortgage Loan returned to Seller for purposes of correction.	Maximum of one Mortgage Loan at any time	Per Approved Mortgage Product Category	10 calendar days from the date of release of the Mortgage Loan
Wet Loan.  An Eligible Mortgage Loan meeting the other criteria for an Approved Mortgage Product for which the Mortgage Loan documents relating to such Mortgage Loan have not been received by the Buyer or its agent. The Wet Loan will be closed by either (a “Settlement Agent”):
(i) a Title Company or its agent which has been pre-approved by Buyer in its sole good faith discretion for which Buyer is in receipt of a Closing Protection Letter; or
(ii) a closing agent other than referred to in (i) which has been pre-approved by Buyer in its sole good faith discretion.
A Mortgage Loan is no longer a Wet Loan when the Mortgage Loan documents have been received by Buyer and are acceptable to Buyer in form and substance.
	40%	Per Approved Mortgage Product Category	(i) Title Company: 5 Business Days (ii) Closing Agent: 3 Business Days

Schedule 2-3

SECTION 6.    Price Differential; Pricing Rate; Post-Default Rate.
“Post-Default Rate” shall mean a rate equal to the sum of (a) the Pricing Rate plus (b) three percent (3.00%).
The “Pricing Rate” shall be a rate per annum equal to the sum of (a) the Index Rate plus (b) the Pricing Spread. Buyer’s calculations with respect thereto shall be conclusive absent manifest error.
The “Pricing Spread” shall equal:
(a)    with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans and Exception Mortgage Loans, 2.125%; or
(b)    with respect to Transactions the subject of which are Mortgage Loans which are Jumbo Mortgage Loans, 2.50%.
The “Index Rate” shall equal the LIBOR Rate.
The “LIBOR Rate” shall mean for each day the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to 30 days appearing on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal (or any successor page). In the event that such rate does not appear on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal (or otherwise on such screen), the LIBOR Rate shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by Buyer or, in the absence of such availability, by reference to the rate at which Buyer is offered Dollar deposits at or about 11:00 A.M., New York City time, in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on such day and in an amount comparable to the amount of the Transactions to be outstanding during such day.
SECTION 7.    Certain Financial Condition Covenants. Without limiting any provision set forth in the Agreement, the applicable Seller Party shall comply with the following covenants:
(a)    Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller shall maintain a Tangible Net Worth plus Subordinated Debt of not less than $12,500,000.
(b)    Reserved.
(c)    Maintenance of Ratio of Indebtedness¸ less Subordinated Debt§ to Tangible Net Worth* plus Subordinated Debt§. The Seller shall maintain the ratio of (a) Indebtedness¸ less Subordinated Debt§ to (b) Tangible Net Worth* plus Subordinated Debt§ no greater than 10:1.
(d)    Maintenance of Profitability. Seller shall not permit, for any Test Period, Net IncomeÏ for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. “Test Period” shall mean any calendar quarter.
(e)    Guarantees. Without the written approval of Buyer, Seller shall not create, incur, assume or suffer to exist any Guarantees, except to the extent reflected in Seller’s Financial Statements or notes thereto.

Schedule 2-4

(f)    Total Warehouse Capacity. Seller shall ensure that the Maximum Purchase Price does not exceed 50% the aggregate maximum availability under its Warehouse Facilities (whether drawn or undrawn).
(g)    Maintenance of Liquidity. The Seller shall ensure that, as of the end of each calendar month, it has Liquidity of an amount not less than $6,250,000.
(h)    Reserved.
(i)    IndebtednessÖ. Without the prior written consent of Buyer, Seller shall not incur any additional material Indebtedness (other than (i) the Scheduled Indebtedness, (ii) usual and customary liabilities for a mortgage company, including accounts and similar short term liabilities, and (iii) other Warehouse Facilities). Seller shall give Buyer prior notification of it entering into any other Warehouse Facilities.
(j)    Limitation on Dividends and Distributions. Upon the occurrence and after the continuance of an Event of Default, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries.
(k)    For purposes hereof, the following terms shall have the following meanings:
(i)    “Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or its Affiliates or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or its Affiliates or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A‑1 or the equivalent thereof by S&P or P‑1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
(ii)    ÷ “Indebtedness” shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which are or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (ii) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (iii) all other

Schedule 2-5

liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.
(iii)    “Liquidity” shall mean, as of any applicable date of determination, the sum of (a) cash and Cash Equivalents (excluding Restricted Cash» or cash pledged to Persons other than Buyer) on such date of determination, plus (b) the aggregate unused availability (after giving effect to the applicable borrowing base) on such date of determination, under this Agreement, the Warehousing Agreement, and any other Warehouse Facility (other than the Warehousing Agreement).
(iv)    “Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.
(v)    “Restricted Cash” shall mean for any Person, any amount of Cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.
(vi)    “Scheduled Indebtedness” shall mean the Indebtedness of Seller set forth on Schedule 4 hereto, in each case, as increased, extended, amended, modified, supplemented or restated from time to time, including Indebtedness under the Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016 with Comerica Bank, as agent, and the other lenders party thereto (as the same may be amended, modified, supplemented or restated from time to time, the “Warehousing Agreement”).
(vii)    “Subordinated Debt” shall mean, as of the date of determination thereof, all indebtedness which has been subordinated in writing to the obligations owing to Buyer on terms and conditions acceptable to Buyer.
(viii)    “Tangible Net Worth” shall mean, as of the date of determination thereof, (a) total assets (excluding (i) all Intangible Assets and (ii) all obligations owed from affiliates or any employee), minus (b) total liabilities (excluding Subordinated Indebtedness). For purposes of this definition, “Intangible Assets” shall mean, as of the date of determination thereof, assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to goodwill, franchises, licenses, patents, trademarks trade names and copyrights and any other asset categories the Buyer deems as Intangible Assets in its sole good faith discretion.
(ix)    “Warehouse Facility” shall mean any warehouse, loan, repurchase or other mortgage financing facility, early purchase program or As-Soon-as-Pooled-Plus program, or other arrangement for incurring Indebtedness secured by Seller’s Mortgage Loans.
SECTION 8.    Financial Reporting.
“Annual Financial Statement Date” shall mean December 31, 2016.
“Financial Reporting Party” shall mean Seller.
“Monthly Financial Statement Date” shall mean August 31, 2017.

Schedule 2-6

SECTION 9.    Change in Control.
“Change in Control” shall mean:
(a)    any transaction or event as a result of which M/I Homes, Inc. ceases to own, directly 100% of the membership interest of Seller;
(b)    the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with any securitization transaction); or
(c)    the consummation of a merger or consolidation of a Seller Party with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of a Seller Party immediately prior to such merger, consolidation or other reorganization; or
(d)    as of any date a majority of the management committee of Seller consists of individuals who were not either (i) directors of Seller as of the corresponding date of the previous year, (ii) selected or nominated to become members of the management committee by the management committee of Seller of which a majority consisted of individuals described in clause (d)(i) above, or (iii) selected or nominated to become directors by the management committee of Seller of which a majority consisted of individuals described in clause (d) (i) above and individuals described in clause (d)(ii) above.
SECTION 10.    Certain Thresholds and Reporting Date.
“Buy Back Threshold” shall have mean $5,000,000.
“Facility Termination Threshold” shall mean $15,000,000.
“Litigation Threshold” shall mean $200,000.
“Reporting Date” shall mean the 10th day of each month, or if such day is not a Business Day, the next succeeding Business Day.
SECTION 11.    Contents of Mortgage File.
Seller shall be required to deliver the items as more particularly described in the Customer Guide.
SECTION 12.    Warehouse and Other Fees.
(a)    Commitment Fee. Seller shall pay to Buyer in immediately available funds, earned on the date of the Agreement, a non‑refundable Commitment Fee equal to 0.25% multiplied by the Maximum Purchase Price. The Commitment Fee shall be paid in full on the date hereof. To the extent the Maximum Purchase Price is increased pursuant to the definition thereof, Seller shall pay to Buyer a Commitment Fee with respect to such increased amount.
(b)    Non-Use Fee. No later than the 15th day (and if such day is not a Business Day, the following Business Day) following the end of each calendar month, Seller shall pay in immediately available funds to Buyer a non‑refundable Non-Use Fee equal to the product of (a) 0.25% per annum calculated on

Schedule 2-7

the basis of a 360 day year and (b) the excess of (i) 50% of then applicable Maximum Purchase Price over (ii) the average daily Purchase Price of the Purchased Mortgage Loans during such calendar month.
(c)    Aging Exception Fee. $10 per day per Purchased Mortgage Loan that is past its applicable Aging Limit.
(d)    Asset Handling Fee. For each Purchased Mortgage Loan, $65.
(e)    Purchase and Repurchase Wire Fee. For each Purchased Mortgage Loan, $10.
Asset Handling Fees and Purchase and Repurchase Wire Fees will be deducted from investor remittances prior to the release of proceeds to Seller. All other fees will be due within 15 days of notification to Seller.
SECTION 13.    Account Information.
(a)    INBOUND ACCOUNT:
“M/I Financial, LLC Inbound Account in trust for Sterling National Bank.”
Account No. 5300000830
Reference: M/I Financial, LLC
ABA No. 221970443

(b)    HAIRCUT ACCOUNT:
“M/I Financial, LLC Haircut Account in trust for Sterling National Bank.”
Account No. 5300000822
Reference: M/I Financial, LLC
ABA No. 221970443
(c)    OPERATING ACCOUNT
“M/I Financial, LLC Operating Account in trust for Sterling National Bank.”
Account No. 5300000849
Reference: M/I Financial, LLC
ABA No. 221970443

Schedule 2-8

SECTION 14.    List of Responsible Officers

SELLER NOTICES
Name: M/I Financial, LLC    Address: 3 Easton Oval, Suite 540
Telephone: 614-418-8655         Columbus, OH 43219
Facsimile: 614 418-8686
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement, it being understood that any other employee of Seller who is designated by the officers listed below and who is otherwise authorized by Seller’s board of managers or management committee from time to time, as applicable, is authorized to deliver Transaction Requests hereunder to Purchaser.

Name	Title	Signature

Derek Klutch                President

Schedule 2-9

SCHEDULE 3
REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents and any Transaction hereunder is in full force and effect, that the following are true and correct. For purposes of this Schedule 3 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan, including, without limitation, the repurchase of such Mortgage Loan by Seller in accordance with the provisions hereof. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)    Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;
(b)    Payments Current. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;
(c)    Origination Date. The Purchase Date is no more than thirty (30) days following the origination date;
(d)    Approved Underwriting Guidelines. The Mortgage Loan satisfies the Approved Underwriting Guidelines;
(e)    No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;
(f)    Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Buyer or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of

Schedule 3-1

any related PMI Policy and the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to Buyer or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;
(g)    No Defenses. The Mortgage Loan is not subject to any right of rescission, set‑off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set‑off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set‑off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;
(h)    Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in the Approved Underwriting Guidelines. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;
(i)    Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth‑in‑lending, real estate settlement procedures, consumer credit protection, anti-predatory lending laws, laws covering fair housing, fair credit reporting, community reinvestment, homeowners equity protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller shall maintain in its possession, available for Buyer’s inspection, and shall deliver to Buyer upon demand, evidence of compliance with all requirements set forth herein;

Schedule 3-2

(j)    No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;
(k)    Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely‑accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two‑ to four‑family dwelling, or an individual residential condominium or cooperative unit in a low‑rise or high-rise condominium or cooperative project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium or cooperative unit or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Approved Underwriting Guidelines. The Mortgaged Property is not raw land. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;
(l)    Valid First Lien. Each Mortgage is a valid and subsisting first lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. In no event shall any Mortgage Loan be in a lien position more junior than a second lien. The lien of the Mortgage is subject only to:
(i)    the lien of current real property taxes and assessments not yet due and payable;
(ii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and
(iii)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Schedule 3-3

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;
(m)    Validity of Mortgage Documents. Each of the Mortgage Note, the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. To Seller’s knowledge, all parties to the Mortgage Note, the Mortgage and any other such related agreement (other than Seller) had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application or any insurance in relation to such Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;
(n)    Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on‑site or off‑site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. No Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;
(o)    Ownership. Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to Buyer, Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to Buyer, Buyer or Buyer’s designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage

Schedule 3-4

Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan;
(p)    Doing Business. To Seller’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;
(q)    LTV, PMI Policy. No Mortgage Loan has an LTV greater than 100%. The LTV of the Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. Each Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to insurance coverage;
(r)    Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Schedule 3, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Seller,

Schedule 3-5

has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person or entity, and no such unlawful items have been received, retained or realized by Seller;
(s)    No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;
(t)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
(u)    Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;
(v)    Origination; Payment Terms. The Mortgage Loan was originated by Seller. Seller is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The mortgage interest rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified, the Mortgage Loan is payable on the first day of each month. There are no Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;
(w)    Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the

Schedule 3-6

Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage;
(x)    Conformance with Agency and Approved Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Approved Underwriting Guidelines (a copy of which has been delivered to Buyer). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective quantitative principles which relate the Mortgagor’s credit characteristics, income, assets and liabilities (as applicable to a particular underwriting program) to the proposed payment, and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;
(y)    Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;
(z)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;
(aa)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;
(bb)    Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Seller generally;
(cc)    Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered pursuant to the Customer Guide for each Mortgage Loan have been delivered to Buyer. Seller is in possession of a complete, true and accurate Mortgage File in compliance with the Customer Guide, except for such documents the originals of which have been delivered to Buyer;

Schedule 3-7

(dd)    Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;
(ee)    Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;
(ff)    Due‑On‑Sale. With respect to each fixed rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of Seller’s knowledge, such provision is enforceable;
(gg)    Assumability. With respect to each adjustable rate Mortgage Loan, the Mortgage Loan documents provide that after the related first interest rate adjustment date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan documents;
(hh)    No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;
(ii)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;
(jj)    Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;
(kk)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of,

Schedule 3-8

Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related interest rate adjustment date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the mortgage interest rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the mortgage interest rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;
(ll)    No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation in any material respect. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;
(mm)    Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;
(nn)    Appraisal. The Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;
(oo)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. Seller shall maintain such statement in the Mortgage File;
(pp)    Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade‑in or exchange of a Mortgaged Property;
(qq)    No Defense to Insurance Coverage. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer. No action has been taken or failed to be taken, no event has occurred and no state of facts exists

Schedule 3-9

or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or applicable PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;
(rr)    Escrow Analysis. With respect to each Mortgage, Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with Real Estate Settlement Procedures Act and any other applicable law;
(ss)    Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91‑508) or other credit information furnished by Seller to Buyer, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to Buyer and Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Seller shall hold Buyer harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with Buyer’s secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;
(tt)    Leaseholds. If the Mortgage Loan is secured by a long‑term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre‑established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;
(uu)    Prepayment Penalty. Each Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note unless otherwise as set forth on the Mortgage Loan Schedule related to the Agreement. Each Mortgage Loan that is subject to a prepayment penalty: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require prepayment penalty, (iii) the prepayment penalty is disclosed to the Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three (3) years from the date of the

Schedule 3-10

note, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;
(vv)    Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (a) is subject to the requirement of the Home Ownership and Equity Protection Act of 1994, Section 226.32 of Regulation Z (“HOEPA”) or any similar state law (relating to high interest rate credit/lending transactions), (b) is classified as a High Cost Mortgage Loan, (c) is subject to any law, regulation or rule that (i) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (ii) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee, or (d) is a “residential mortgage transaction” within the meaning of the federal Truth in Lending Act, Regulation Z, 12 CFR Section 226.32, has either an “annual percentage rate” or “total points and fees” payable by the borrower that exceeds the applicable thresholds under HOEPA. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by Seller or the originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by Seller or originator. If, at the time of loan application, the Mortgagor qualified for a lower cost credit product then offered by Seller or the originator’s standard mortgage channel (if applicable), Seller or the originator directed the Mortgagor towards such standard mortgage channel, or offered such lower-cost credit product to the Mortgagor;
(ww)    Ohio Stated Income Exclusion. Each Mortgage Loan with an origination date on or after January 1, 2007 which is secured by Mortgaged Property located in Ohio was originated pursuant to a program which requires verification of the borrower’s income in accordance with “Full and Alternative Documentation” programs as described within the Approved Underwriting Guidelines;
(xx)    Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;
(yy)    Single‑premium Credit or Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single‑premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;
(zz)    Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to Buyer;
(aaa)    Qualified Mortgage. Each Mortgage Loan satisfies the following criteria: (i) such Mortgage Loan is a Qualified Mortgage; (ii) such Mortgage Loan is accurately identified in writing to Buyer as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage; (iii) prior to

Schedule 3-11

the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(e)(2); and (iv) such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule;
(bbb)    Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;
(ccc)    Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller, or is in the process of being recorded;
(ddd)    FICO Scores. Each Mortgage Loan has a non‑zero FICO score. No Mortgage Loan (other than an Exception Mortgage Loan) has a Mortgagor with a FICO score of less than 640;
(eee)    Compliance with Anti‑Money Laundering Laws. Seller has complied with all applicable anti‑money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti‑Money Laundering Laws”); Seller has established an anti‑money laundering compliance program as required by the Anti‑Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti‑Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti‑Money Laundering Laws;
(fff)    Illinois Mortgage Loans. All Mortgage Loans originated on or after September 1, 2006 secured by property located in Cook County, Illinois are recordable at the time of origination;
(ggg)    Georgia Mortgage Loans. No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is governed by the Georgia Fair Lending Act;
(hhh)    Subprime Mortgage Loans. No Mortgage Loan is a “Subprime Home Loan” as defined in New York Banking Law 6-m, effective September 1, 2008;
(iii)    Balloon Mortgage Loans. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;
(jjj)    Adjustable Rate Mortgage Loans. Each Mortgage Loan that is an adjustable rate Mortgage Loan and that has a residential loan application date on or after September 13, 2007, complies in all material respects with the Interagency Statement on Subprime Mortgage Lending, 72 FR 37569 (July 10, 2007), regardless of whether the Mortgage Loan’s originator or Seller is subject to such statement as a matter of law;
(kkk)    Fannie Mae Mortgage Loans. Each Mortgage Loan that is subject to a Takeout Commitment with Fannie Mae as the Approved Investor had a principal balance at its origination that did not exceed Fannie Mae’s conforming loan limits as of the Purchase Date;

Schedule 3-12

(lll)    Freddie Mac Mortgage Loans. Each Mortgage Loan that is subject to a Takeout Commitment with Freddie Mac as the Approved Investor had a principal balance at its origination that did not exceed Freddie Mac’s conforming loan limits as of the Purchase Date;
(mmm)    Nontraditional Mortgage Loan. Each Mortgage Loan that is a “nontraditional mortgage loan” within the meaning of the Interagency Guidance on Nontraditional Mortgage Product Risks, 71 FR 58609 (October 4, 2006), and that has a residential loan application date on or after September 13, 2007, complies in all material respects with such guidance, regardless of whether the Mortgage Loan’s originator or Seller is subject to such guidance as a matter of law;
(nnn)    Mandatory Arbitration. No Mortgage Loan is subject to mandatory arbitration;
(ooo)    Federal Home Loan Bank. No Mortgage Loan sold by Seller hereunder is expressly prohibited by the Federal Home Loan Bank of New York’s Member Products Guide;
(ppp)    Wet Loans. With respect to each Mortgage Loan that is a Wet Loan, (i) such Mortgage Loan (other than a Mortgage Loan originated in the State of New York) is covered by a duly authorized, executed, delivered and enforceable Closing Protection Letter, and (ii) the Settlement Agent has been instructed in writing by the applicable Seller to hold the related Mortgage Loan documents as agent and bailee for Buyer or Buyer agent and to promptly forward such Mortgage Loan documents to Buyer; and
(qqq)    FHA Mortgage Insurance; VA Mortgage Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD or the FHA under FHA Mortgage Insurance. With respect to the VA Mortgage Loans, the VA Mortgage Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.
(rrr)    Ability to Repay Determination. There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

Schedule 3-13

Schedule 4

1. Indebtedness under the Warehousing Agreement which, as of June 30, 2017, had an outstanding principal balance of $60,123,780.
2. Any other liabilities listed on Seller’s balance sheet delivered to Purchaser as of June 30, 2017.

Schedule 4-1

EXHIBIT A
RESERVED

Exhibit A-1

EXHIBIT B
[Reserved].

Exhibit B-1

EXHIBIT C
FORM OF SERVICER NOTICE
[Date]
[________________], as Servicer
[ADDRESS]
Attention: ___________
Second Amended and Restated Master Agreement, dated as of October 30, 2017 (the “Agreement”), by and between M/I Financial, LLC (the “Seller” and Sterling National Bank (the “Buyer”).
Ladies and Gentlemen:
[___________________] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.
Upon receipt of a Notice of Event of Default from Buyer in which Buyer shall identify the mortgage loans which are then pledged to Buyer under the Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.
Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Exhibit C-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses: Sterling National Bank,___________________________; Attention:; Telephone: [_____]; Facsimile:[____].
Very truly yours,
M/I FINANCIAL, LLC

By:	Name: Title:
ACKNOWLEDGED:
[__________________],
    as Servicer
By:
Title:
Telephone:
Facsimile:

Exhibit C-2

EXHIBIT D
FORM OF BAILEE LETTER
STERLING NATIONAL BANK
500 7th Ave. 3rd Floor
Mortgage Warehouse Lending
New York, NY 10018
[Date]
[INVESTOR]
[NAME]
[ADDRESS]
Attn:
[BAILEE]
[NAME]
[ADDRESS]
Attn:
Purchase of Mortgage Loans from M/I Financial, LLC (the “Seller”)
Ladies and Gentlemen:
Pursuant to the terms and conditions set forth below, Sterling National Bank, as Buyer (the “Buyer”) hereby delivers to [NAME] (the “Investor”) or [BAILEE], as investor’s bailee (the “Bailee”), with this letter, the original executed promissory note(s) and other documentation, all as set forth on the schedule attached hereto (the “Mortgage Loan Documentation”) evidencing the mortgage loan(s) described on the schedule attached hereto (the “Mortgage Loan(s)”). Buyer is the owner of, or has a perfected first lien security interest in the Mortgage Loan(s) under the Second Amended and Restated Master Repurchase Agreement dated October 30, 2017 (the “Repurchase Agreement”) between Buyer and Seller and expressly retains and reserves all of its rights in the Mortgage Loan(s), the Mortgage Loan Documentation and all related security instruments, files, and documents (the “Loan Documents”) until the Investor has paid Buyer the Purchase Amount (as hereinafter defined) for the Mortgage Loan(s) in accordance with this letter.
By taking physical possession of this letter, the Mortgage Loan Documentation and the other Loan Documents, the Investor and Bailee each hereby agrees: (i) that the Bailee shall hold in trust, as bailee for Buyer, the Mortgage Loan Documentation and all Loan Documents that it receives related to the Mortgage Loan(s), until its status as bailee is terminated as set forth herein; (ii) that the Bailee shall not release or deliver, and the Bailee and Seller shall not authorize the release or delivery of any of the Mortgage Loan Documentation or any other Loan Documentation to Seller or any other person or take any other action with respect to the Mortgage Loan Documentation or any Loan Document which release, delivery or other action could cause the interest of Buyer to become unperfected or which could otherwise jeopardize the interest of Buyer in the Mortgage Loan(s); (iii) that Seller shall not deliver, or to cause to be delivered, the Purchase Amount (as defined below) only to the account set forth below pursuant to the terms set forth below and to honor a change in such terms only upon receipt of written instruction by Buyer; (iv) that the Bailee shall

Exhibit D-1

return the Mortgage Loan Documentation immediately to Buyer at the address above (A) upon receipt of a written request by Buyer, (B) in the event that the Investor elects not to purchase the Mortgage Loan(s), (C) in the event that the Mortgage Loan Documentation requires completion and/or correction; or (D) within thirty (30) days following receipt of the Mortgage Loan Documentation if the Investor has failed to purchase the Mortgage Loan(s) by such time and (v) that Seller shall remit the Purchase Amount to the account set forth below or in accordance with the written instructions of Buyer. Please note that should the Investor remit the Purchase Amount to any other entity or Person, Buyer will not consider the Purchase Amount to have been paid and will not release its interest or terminate the responsibilities of the Bailee as bailee for Buyer until the Purchase Amount has been properly remitted to the account set forth herein.
Buyer agrees that its interest in the Mortgage Loan(s) shall be fully released and the responsibilities of the Investor and Bailee shall terminate upon the Investor’s irrevocable payment to Buyer of an amount (the “Purchase Amount”) equal to the greater of (1) the purchase price for the Mortgage Loan(s) agreed to by the Investor and Seller and (2) Repurchase Price in respect of the Mortgage Loan(s). If Buyer consents to, or otherwise accepts, the payment of a Purchase Amount for the Mortgage Loan(s) that is less than the amount of the outstanding Transactions with respect to the Mortgage Loan(s), as set forth in clause (2) of the preceding sentence, Buyer shall release its interest in the Mortgage Loan(s) only upon full payment of the remaining outstanding Transactions (as defined in the Repurchase Agreement) with respect to such Mortgage Loan(s). All payments by the Investor shall be remitted via federal funds pursuant to the following wire transfer instructions:
[BANK]
ABA#
A/C#
    Account #
By acceptance of the Mortgage Loan Documentation on behalf of Investor, Bailee and Investor each agrees to be bound by the terms of this letter (regardless of whether Bailee or Investor has executed same). In the event of any inconsistency between the provisions of this letter and the provisions of any other instrument or document delivered by Buyer to the Bailee or Investor with this letter or in connection with the Mortgage Loan(s), including, without limitation, any “release” or similar document, the provisions of this letter shall control.

Sincerely,
STERLING NATIONAL BANK
as Buyer
By: STERLING NATIONAL MORTGAGE, INC.
as Agent

By:	Name: Title:

Exhibit D-2

IRREVOCABLY ACKNOWLEDGED AND AGREED TO:
[INVESTOR]

BY:	TITLE: DATE:
IRREVOCABLY ACKNOWLEDGED AND AGREED TO:
[BAILEE]

BY:	TITLE: DATE:

Exhibit D-3

EXHIBIT E
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that M/I Financial, LLC (“Seller”) hereby irrevocably constitutes and appoints Sterling National Bank (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:
(a)    in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Second Amended and Restated Master Repurchase Agreement (as amended, restated or modified) dated October 30, 2017 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(ii)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(iii)    (A) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;
(iv)    for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole good faith discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole good faith discretion;
(v)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Exhibit E-1

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
Special Language Required to Comply with New York Law:
CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

Exhibit E-2

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as “agent” in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit E-3

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed this ___ day of ___________, 2017.

M/I Financial, LLC
(Seller)

By:     _______________________________
    Name:
    Title:

Signature Page to the Power of Attorney

IN WITNESS WHEREOF Buyer has caused this Power of Attorney to be executed and Buyer’s seal to be affixed this ___ day of ____________, 2017.

Sterling National Bank
(Buyer)

By:     _______________________________
Name:
    Title:

Signature Page to the Power of Attorney

Acknowledgment of Execution by Seller (Principal):

STATE OF     )
                )    ss.:
COUNTY OF         )
On the ___ day of ___________, 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as __________________________________ for M/I Financial, LLC and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________

Notary Public
My Commission expires

Signature Page to the Power of Attorney

Acknowledgment of Execution by Buyer (Agent):

STATE OF     )
)    ss.:
COUNTY OF              )
On the ____ day of ___________, 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as ____________________________________ for Sterling National Bank and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________

Notary Public
My Commission expires

Signature Page to the Power of Attorney

EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of M/I Financial, LLC (“Seller”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Second Amended and Restated Master Repurchase Agreement dated as of October 30, 2017, between M/I Financial, LLC and Sterling National Bank (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, M/I Financial, LLC is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller has maintained a Tangible Net Worth* plus Subordinated Debt§ of not less than $12,500,000. A detailed summary of the calculation of the Seller’s Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller has maintained the ratio of (a) Indebtedness less Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt no greater than 10:1. A detailed summary of the calculation of the Seller’s ratio of Indebtedness to Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. A detailed summary of the calculation of Seller’s Net Income is set forth on Schedule 1 hereto.
Guarantees. Seller has not created, incurred, assumed or suffered to exist any Guarantees, except to the extent reflected in the Seller’s Financial Statements or notes thereto.
Total Warehouse Capacity. Seller has ensured that the Maximum Purchase Price does not exceed 50% of the total aggregate maximum availability under its Warehouse Facilities (whether drawn or undrawn).
Maintenance of Liquidity. The Seller has maintained, as of the end of each calendar month, it has Liquidity in an amount not less than $6,250,000.
Warehouse Lines. All warehouse lines of Seller existing on the date hereof are listed on Schedule 3 hereto.
Limitation on Dividends and Distributions. Upon the occurrence and after the continuance of an Event of Default, Seller has not made any payment on account

Exhibit F-1

of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or made any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of its consolidated Subsidiaries.
Financial Statements. The financial statements attached fairly present in all material respects the financial condition and results of operations of Seller and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).
Originations. Attached hereto as Schedule 2 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE].
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Documents to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]
Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Exhibit F-2

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
M/I Financial, LLC
By:
Name:
Title:

Exhibit F-3

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS

As of the month ended: [Date]

Covenant	Actual	Requirement	Compliance (Y/N)
TNW (including Sub Debt)*		$12,500,000
Leverage**		10:1
Quarterly Profitability ***		>1
Liquidity ****		$6,250,000
Total Warehouse Covenant*****		< 50% of Maximum Purchase Price

*
TNW Calculation

Book Net Worth
Less:
Prepaid Expenses
Intercompany Receivables
Employee Receivables
Restricted Cash
Deposits
Goodwill
Other
Tangible Net Worth

**

Leverage:
Indebtedness (excluding Sub Debt)
TNW (including Sub Debt)

***

Net Income:
Monthly
As of Most Recent Quarter

Exhibit F-4

****

Liquidity:
Unrestricted Cash
Cash Equivalents
Available Borrowing Capacity

*****

Total Warehouse Covenant
Total Warehouse Lines
50% of Maximum Purchase Price

Exhibit F-5

SCHEDULE 2 to OFFICER’S COMPLIANCE CERTIFICATE

PRODUCTION INFORMATION (banked)

	Monthly	Year to Date
Conventional Conforming
FHA/VA
Agency High Balance
Jumbo
TOTAL
% Refinance
% Purchase
% Retail
% Wholesale

Exhibit F-6

SCHEDULE 3 to OFFICER’S COMPLIANCE CERTIFICATE

WAREHOUSE LINES

	Line Amount	Amount Outstanding	Expiration Date
Sterling National Bank
Comerica Bank	$125,000,000 ($150,000,000 during each Step-Up Period)		June 22, 2018

Exhibit F-7